UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HRG GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HRG GROUP, INC.
450 Park Avenue, 29th Floor
New York, New York 10022

July 27, 2016
To Our Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of HRG Group, Inc., to be held on September 7, 2016, at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.
At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before the Annual Meeting.
If you wish to attend the Annual Meeting in person, you must reserve your seat by August 26, 2016 by contacting our Investor Relations Department at (212) 906-8560. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”
If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (212) 906-8560 or our proxy solicitor, Georgeson LLC, toll-free, at (866) 785-7395. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.
Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Please make sure to read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.
We appreciate your continued interest in HRG Group, Inc.

Sincerely,
Omar M. Asali
President and
Chief Executive Officer

HRG GROUP, INC.
450 Park Avenue, 29th Floor
New York, New York 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 7, 2016
July 27, 2016
To Our Stockholders:
We will hold the Annual Meeting of Stockholders (“Annual Meeting”) of HRG Group, Inc., a Delaware corporation (the “Company,” “HRG,” “we,” “us” or “our”), on September 7, 2016 at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064. The purposes of the Annual Meeting are to:
1. elect three Class III directors;
2. ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016; and
3. re-approve the material terms of the performance goals under the Company’s 2011 Omnibus Equity Award Plan (as amended, the “2011 Plan”) for purposes of Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”).
As further noted on page 10 of the attached proxy statement, the re-approval of the material terms of the performance goals under the 2011 Plan is being requested so that the Company can continue to have the flexibility to pay “performance-based compensation” under Section 162(m) of the Code and have such performance-based compensation continue to be tax deductible. We are not increasing the number of shares in the 2011 Plan and we are not making any changes to the existing 2011 Plan. If our stockholders do not approve this proposal, then the current terms of the 2011 Plan will remain in effect. However, we will not be able to grant any “performance-based compensation” for purposes of Section 162(m) of the Code after the date of the Annual Meeting unless and until the requisite stockholder approval is obtained.
Our Board of Directors recommends a vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof. At our 2011 Annual Meeting, our Board of Directors and a majority of our stockholders approved that we hold future advisory votes on executive compensation every three years. Therefore, the next advisory vote on the compensation of the Company’s named executive officers will be held in 2017.
If you wish to attend the Annual Meeting in person, you must reserve your seat by August 26, 2016 by contacting our Investor Relations Department at (212) 906-8560. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”
Our Board of Directors has set the close of business on July 25, 2016 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and will also be available for ten days prior to the Annual Meeting, during normal business hours, at the principal office of the Company, located at 450 Park Avenue, 29th Floor, New York, New York 10022.
The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.
By Order of the Board of Directors,
Ehsan Zargar
Senior Vice President, General Counsel
and Corporate Secretary

HRG GROUP, INC.
450 PARK AVENUE, 29th FLOOR
NEW YORK, NEW YORK 10022
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

HRG GROUP, INC.
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING	1
PROPOSAL 1: ELECTION OF DIRECTORS	6
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	9
PROPOSAL 3: RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY’S 2011 OMNIBUS EQUITY AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE INTERNAL REVENUE CODE	10
COMMUNICATIONS WITH OUR BOARD	16
EXECUTIVE OFFICERS	16
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	17
PERFORMANCE GRAPH	17
CORPORATE GOVERNANCE	17
INFORMATION ABOUT COMMITTEES OF OUR BOARD	19
AUDIT COMMITTEE REPORT	20
COMPENSATION DISCUSSION AND ANALYSIS	21
COMPENSATION AND BENEFITS	28
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	37
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	40
PRINCIPAL ACCOUNTANT FEES AND SERVICES	41
OTHER BUSINESS	42
ANNEX A — HRG GROUP, INC. 2011 OMNIBUS EQUITY AWARD PLAN	A - 1

GENERAL INFORMATION ABOUT THE PROXY STATEMENT AND ANNUAL MEETING
Why am I receiving these materials?
This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and proxy card are being furnished to the stockholders of HRG Group, Inc. (the “Company,” “HRG,” “we,” “us” or “our”) by the Board of Directors of the Company (the “Board” or “Board of Directors”) to solicit your proxy to vote at the 2016 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on September 7, 2016, at 10:00 a.m., Eastern Time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064.
This Proxy Statement summarizes the information that holders of shares of our common stock, par value $0.01 per share (“Common Stock”), need to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our Common Stock, and “stockholder” means a holder of our Common Stock.
We will begin mailing this Proxy Statement, along with the proxy card and the other materials listed below, on or about July 29, 2016. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on September 2, 2016 if given by mail, or by 11:59 p.m., Eastern Time, on September 6, 2016 if submitted by telephone or over the Internet.
We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on July 25, 2016 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
What materials am I receiving?
You are receiving:
1. this Proxy Statement for the Annual Meeting;
2. a proxy card or voting instruction form for the Annual Meeting;
3. the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (“Fiscal 2015”), as filed with the Securities and Exchange Commission (the “SEC”), on November 20, 2015 (the “2015 Annual Report”); and
4. Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for Fiscal 2015, as filed with the SEC on January 13, 2016.
What is the purpose of the Annual Meeting?
At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon three proposals to:
1. Elect Messrs. Asali, Ianna and Luterman as Class III directors;
2. Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016 (“Fiscal 2016”); and
3. Re-approve the material terms of the performance goals under the Company’s 2011 Omnibus Equity Award Plan (as amended, the “2011 Plan”) for purposes of Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”).
You may also be asked to consider and vote to transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.
Who are the nominees for election and what would be the size and composition of the Board and its standing committees following their election?
The nominees for election as Class III directors at the Annual Meeting are Messrs. Asali, Ianna and Luterman. See “Proposal 1 Election of Directors — Nominees for Election as Directors” for our nominees’ biographical information. Messrs. Davis, McKnight and Whittaker will continue as Class I directors and Messrs. Glovier, Maura and Steinberg will continue as Class II directors. As previously reported by the Company, on May 5, 2016, Mr. Davis informed the Company of his resignation from the Board effective August 31, 2016. Mr. Davis resigned from the Board to pursue other endeavors and not as a result of a disagreement with the Company or the Board. See “Proposal 1 Election of Directors — Continuing Directors.”
As of the date hereof, Messrs. Davis, Glovier, Ianna, Luterman, McKnight, Steinberg and Whittaker are “independent” directors under the applicable SEC rules, the NYSE Listed Company Manual and other rules (“NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of the date hereof, our Audit Committee is comprised of Messrs. Luterman (Chairman), Davis and Ianna. Messrs. Luterman, Davis and Ianna qualify as “audit committee financial experts,” as defined by

Item 407(d)(5)(ii) of Regulation S-K. As of the date hereof, our Compensation Committee is comprised of Messrs. Davis (Chairman), Glovier, Ianna, Luterman, McKnight and Steinberg. As of the date hereof, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Messrs. Ianna (Chairman), Davis, Glovier, Luterman, McKnight and Steinberg.
What does our Board recommend?
Our Board recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2 and 3.
Who can vote?
Our Board has fixed the close of business on July 25, 2016 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 200,713,392 shares of Common Stock, which was held by approximately 1,553 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.
Can I obtain a list of stockholders entitled to vote at the Annual Meeting?
At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 450 Park Avenue, 29th Floor, New York, New York 10022, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.
What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?
Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.
Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.
How do I attend the Annual Meeting and do I need to do anything in advance to attend?
All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (212) 906-8560 by August 26, 2016 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 9:30 a.m., Eastern Time and the Annual Meeting will begin at 10:00 a.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.
If I am a stockholder of record, how do I vote and what are the voting deadlines?
Stockholders of record. If you are a stockholder of record, there are several ways for you to vote your shares:

•
By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on September 2, 2016 to be voted at the Annual Meeting.

•
By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on September 6, 2016 to be voted at the Annual Meeting.

•
In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?
If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”
Can I revoke or change my vote after I submit my proxy?
Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 5:00 p.m., Eastern Time, on September 2, 2016 will be counted;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., Eastern Time, on September 6, 2016 will be counted;

•	attending the Annual Meeting in person and voting again; or

•
delivering a written revocation to Ehsan Zargar, Senior Vice President, General Counsel & Corporate Secretary at HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, NY 10022, no later than 5:00 p.m., Eastern Time, on September 6, 2016.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.
What is a “quorum”?
We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.
What if I do not give specific instructions?
Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is generally referred to as a “broker non-vote.”
Which ballot measures are “routine” or “non-routine”?
Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2016) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this matter.
Proposal 1 (election of directors) and Proposal 3 (re-approval of the material terms of the performance goals of the 2011 Plan for purposes of Section 162(m) of the Code) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on non-routine matters. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these non-routine matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these non-routine matters, no votes will be cast on your behalf.
What vote is required to approve the proposals?

•
Proposal 1. Each director nominee who receives an affirmative vote by the holders of a plurality of the votes cast will be elected a director. Shares present in person or proxy that are marked “WITHHOLD”, shares that are present in person or proxy but not voted and shares not present in person or by proxy will be excluded entirely from the vote for this proposal.

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Proposal 2. The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our Board’s appointment of KPMG as our independent registered public accounting firm for Fiscal 2016. Shares marked as “ABSTAIN” and shares that are present in person or by proxy but not voted will be considered present at the Annual Meeting and will have the effect of a vote against this proposal. Shares not present in person or by proxy will be excluded entirely from the vote for this proposal.

•
Proposal 3. The affirmative vote of the holders of a majority of the votes cast on Proposal 3 at the Annual Meeting in person or by proxy is required to re-approve the material terms of the performance goals under the 2011 Plan for purposes of Section 162(m) of the Code. Shares present in person or proxy that are marked “ABSTAIN”, shares that are present in person or proxy but not voted and shares not present in person or by proxy will be excluded entirely from the vote for this proposal.

How are broker “non-votes” and abstentions treated?
Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.
Broker “non-votes” and abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) because this proposal is determined by a plurality vote; (ii) have the effect of a vote against Proposal 2 (ratification of KPMG’s appointment as auditors) because approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; and (iii) have no effect on the outcome of the votes on Proposal 3 (re-approval of the material terms of the performance goals under the 2011 Plan for purposes of Section 162(m) of the Code) because approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast on this proposal.
Who will count the votes and serve as the inspector of election?
The Company expects to engage American Stock Transfer & Trust as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event American Stock Transfer & Trust is not engaged, one or more persons appointed by the Company will serve as the inspector of election.
Who is making and paying for this proxy solicitation?
This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Georgeson LLC (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $7,500, excluding out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.
What is the deadline to propose actions for consideration at the 2017 Annual Meeting of Stockholders?
We expect to hold our 2017 Annual Meeting of Stockholders in September 2017. Under Exchange Act Rule 14a-8, for a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2017 Annual Meeting of Stockholders, generally we must receive such proposal by the close of business on the 120th day prior to the first anniversary of the date of this Proxy Statement. However, if the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, we must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting.
For a stockholder’s proposal to be considered timely under our Bylaws (and subject to all of the provisions fully set forth therein) for consideration at our 2017 Annual Meeting of Stockholders (without inclusion in the proxy statement for such meeting pursuant to Rule 14a-8), it generally must be received no later than the close of business on the 90th day (and no earlier than the close of business on the 120th day) prior to the first anniversary of this year’s Annual Meeting. However, if the date of the 2017 Annual Meeting of Stockholders is more than 30 days before (or more than 70 days after) the first anniversary of this year’s Annual Meeting, then notice by the stockholder must received: (i) no earlier than the close of business on the 120th day prior to the 2017 Annual Meeting of Stockholders; and (ii) no later than the close of business on the later of: (a) the 90th day prior to such meeting; or (b) the 10th day following the day on which we publicly announce the meeting date.
Where can I find voting results?
We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.HRGgroup.com.

What is our policy with respect to the attendance of our directors at Board and standing committee meetings and annual meetings of stockholders?
The Board held a total of 20 meetings during Fiscal 2015. In addition, a special committee of the independent directors of our Board operated on an ad hoc basis, holding 13 meetings during Fiscal 2015. Other standing committees of the Board, consisting of the Audit Committee, the Compensation Committee and the NCG Committee, held an additional five, nine and five meetings, respectively, during Fiscal 2015. The Board and the directors recognize the importance of director attendance at Board and committee meetings. Attendance at Board and committee meetings was at least 75% for each director. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we strongly encourage all of our directors to attend. All of our directors attended the 2015 Annual Meeting of Stockholders.
How can stockholders communicate with our Board?
Stockholders may communicate with our Board by writing to the Board of Directors, HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, New York 10022. Please see the additional information in the section captioned “Communications with our Board.”
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact our proxy solicitor using the following contact information:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Banks, Brokers and Stockholders call toll-free:
(866) 785-7395
In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.HRGgroup.com; the materials furnished with this Proxy Statement include a copy of the Company’s 2015 Annual Report together with Amendment No. 1 thereto and supplemental information as filed with the SEC (but such material is not incorporated by reference into our proxy materials).
Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Proxy Statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
Our principal executive offices are located at 450 Park Avenue, 29th Floor, New York, New York 10022. You may contact our Investor Relations Department by phone at (212) 906-8560 or by email at investorrelations@HRGgroup.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on September 7, 2016.
The Proxy Statement and other proxy materials are available on the Company’s website at www.HRGgroup.com under the heading “Annual Meeting and Materials.”
Who can help answer my questions?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Banks, Brokers and Stockholders call toll-free:
(866) 785-7395

PROPOSAL 1
ELECTION OF DIRECTORS
Our Charter provides for the division of our Board into three classes of as nearly equal number of directors as possible. As of the date hereof, each of Class I, Class II and Class III is comprised of three directors; however, Class I is expected to be comprised of two directors following Mr. Davis’ resignation on August 31, 2016.
The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class III directors expires at the Annual Meeting.
Currently, our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board and such nominees are reviewed and approved by the entirety of our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees for election at the Annual Meeting are Omar M. Asali, Frank Ianna and Gerald Luterman. The nominees have consented to continue to serve as directors if elected. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors — this year that number is three.
Nominees for Election as Directors
Class III Directors — Nominees — Three Year Term Expiring 2019
Omar M. Asali, age 45, has served as Chief Executive Officer of HRG since March 2015, as President of HRG effective as of October 2011 and as Acting President since June 2011. Mr. Asali has also served as a director of HRG since May 2011. Mr. Asali is responsible for overseeing the day-to-day activities of HRG, including M&A activity and overall business strategy for HRG and HRG’s underlying subsidiaries. Mr. Asali has been directly involved in all of HRG’s acquisitions across all sectors, and he is actively involved in HRG’s management and investment activities. Mr. Asali is also the Vice Chairman of the board of Spectrum Brands Holdings, Inc. (“Spectrum Brands”), a director of Fidelity & Guaranty Life (“FGL”), Front Street Re Cayman Ltd. (“Front Street Cayman”), NZCH Corporation (formerly, Zap.Com Corporation, “NZCH”) and Compass Production GP, LLC (“Compass”), each of which is a subsidiary of HRG, and a member of the investment committee of our asset manager subsidiaries. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital Partners, LLC, a stockholder of HRG (“Harbinger Capital”). Prior to joining Harbinger Capital in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“Goldman Sachs HFS”) where he helped manage approximately $25 billion of capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services to clients in the High Technology Group. Mr. Asali previously worked at Capital Guidance, a boutique private equity firm. Mr. Asali began his career working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech. We nominated Mr. Asali because of his extensive experience in management, finance and investments, which will strengthen the Board’s collective qualifications, skills and experience.
Frank Ianna, age 67, has served as a director of HRG since April 2013. Mr. Ianna served as director of Sprint Corporation from 2009 until August 2015. Mr. Ianna served as a director of Clearwire Corporation from November 2008 until June 2011 and as a director of Tellabs, Inc. from 2004 until 2013. Mr. Ianna served on the board of trustees of the Stevens Institute of Technology between 1997 and 2007 and as chairman of its subsidiary, Castle Point Holdings, Inc., between 2006 and 2007. Mr. Ianna has also served as a director of a number of private companies and non-profit organizations. Mr. Ianna retired from AT&T, Inc. in 2003 after a 31-year career serving in various executive positions, most recently as President of AT&T Network Services. Mr. Ianna serves as a consultant for McCreight & Company, a consulting company based in Connecticut. Mr. Ianna received his undergraduate degree from the Stevens Institute in Electrical Engineering in 1971 (BEEE), and his Master’s Degree from MIT in 1972 (MSEE) and completed the Program for Management Development (PMD), an Executive Education Program of the Harvard Business School in 1985. We nominated Mr. Ianna because of his extensive experience in senior management positions in a variety of industries, which will strengthen the Board’s collective qualifications, skills and experience.
Gerald Luterman, age 72, has served as a director of HRG since April 2013. Mr. Luterman has been a director of Florida Community Bank since January 2010. Mr. Luterman has served as a director of a number of private companies and non-profit organizations. Mr. Luterman also served as Interim Chief Financial Officer of NRG Energy, Inc. (“NRG”) from November 2009 through May 2010. Mr. Luterman was Executive Vice President and Chief Financial Officer of KeySpan Corporation from August 1999 to September 2007. Mr. Luterman has more than 30 years of experience in senior financial positions with companies including American Express Company, Booz Allen & Hamilton, Inc., Xomox Corporation, a subsidiary of Emerson Electric Company, and Arrow Electronics. Mr. Luterman also served as a director of NRG from April 2009 to 2014, IKON Office Solutions, Inc. from November 2003 until August 2008 and U.S. Shipping Partners L.P. from May 2006 until November 2009. Mr. Luterman previously qualified as a Canadian Chartered Accountant and graduated from McGill University in Montreal, earning a Bachelor of Commerce Degree in Economics in 1965 and a M.B.A. from Harvard Business School in 1967. We nominated Mr. Luterman because of his extensive multi-industry experience including in the energy industry, and his financial and accounting background, which will strengthen the Board’s collective qualifications, skills and experience.
Vote Required
To be elected as a Class III director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes in favor of his election to a particular directorship will be elected to that directorship.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS.
Continuing Directors
Our Class I continuing directors, term expiring at the 2017 Annual Meeting of Stockholders, are Messrs. Davis, McKnight and Whittaker, and our Class II continuing directors, term expiring at the 2018 Annual Meeting of Stockholders, are Messrs. Glovier, Maura and Steinberg. Pursuant to the certificate of designation governing our Series A Participating Convertible Preferred Stock, dated May 12, 2011, as amended, CF Turul LLC, one of our significant stockholders and an affiliate of Fortress Investment Group LLC (“Fortress”), has the right to nominate a director to our Board. On July 21, 2016, Mr. McKnight was appointed to our Board upon nomination by CF Turul LLC and after the review and approval of our NCG Committee and Board. As of the date hereof, Mr. McKnight is the only Fortress nominee serving on our Board. As previously reported by the Company, on May 5, 2016, Mr. Davis informed the Company of his resignation from the Board effective August 31, 2016. Mr. Davis resigned from the Board to pursue other endeavors and not as a result of a disagreement with the Company or the Board.
Class I Directors — Terms Expiring 2017
Eugene I. Davis, age 61, has served as a director of HRG since February 2014. Mr. Davis is also a director of the following public companies: Spectrum Brands, Inc., Genco Shipping and Trading Limited, WMIH Corp., and Hercules Offshore, Inc. Mr. Davis is a director of ALST Casino Holdco, LLC whose common stock is registered under the Securities Exchange Act of 1934 but does not publicly trade. During the past five years, Mr. Davis has also been a director of Ambassadors International, Inc., American Commercial Lines Inc., Atlas Air Worldwide Holdings, Inc., Delta Airlines, Dex One Corp., Foamex International Inc., Footstar, Inc., Global Power Equipment Group Inc., Granite Broadcasting Corporation, GSI Group, Inc., Ion Media Networks, Inc., JGWPT Holdings Inc., Knology, Inc., Media General, Inc., Mosaid Technologies, Inc., Ogelbay Norton Company, Orchid Cellmark, Inc., PRG-Schultz International Inc., Roomstore, Inc., Rural/Metro Corp., SeraCare Life Sciences, Inc., Silicon Graphics International, Smurfit-Stone Container Corporation, Solutia Inc., Spansion, Inc., The Cash Store Financial Services, Inc., Tipperary Corporation, Trump Entertainment Resorts, Inc., Viskase, Inc. (not a public corporation since 2008) and YRC Worldwide, Inc. Mr. Davis holds a Bachelor of Arts in International Politics from Columbia University, Columbia College, a Masters in International Affairs, International Law and Organization from Columbia University’s School of International Affairs and a Juris Doctor from Columbia University’s School of Law.
Andrew A. McKnight, age 38, was appointed as a director of HRG in July 2016. Mr. McKnight currently serves as a Partner and Managing Director at Fortress, which through its affiliated funds, is a significant stockholder of HRG. Prior to joining Fortress in 2005, Mr. McKnight served as a Managing Director at Fir Tree Partners. Prior to joining Fir Tree in 2002, he was in the Leveraged Finance group at Goldman, Sachs & Co. Mr. McKnight currently serves on the Board of Ligado Networks. Mr. McKnight holds a B.A. from the University of Virginia.
Andrew Whittaker, age 54, has served as a director of HRG since July 2014. Since 2002, Mr. Whittaker has been the Vice Chairman of Jefferies Group LLC (“Jefferies”), a subsidiary of Leucadia National Corporation (“Leucadia”), a significant stockholder of HRG. In addition, Mr. Whittaker has also been the Vice Chairman of Leucadia since 2014. Mr. Whittaker has served as a member of the board of directors of Jefferies Finance LLC since 2004. Mr. Whittaker has been a member of the Jefferies Executive Committee for over 20 years. He was formerly the Co-Head of Investment Banking at Jefferies. He was a founding member of the Investment Banking department at Jefferies in 1990.  Mr. Whittaker has over 29 years of investment banking experience in a broad range of industries. Mr. Whittaker received an M.B.A. from Harvard Business School and a B.A. from Dartmouth College.

Class II Directors — Terms Expiring 2018
Curtis A. Glovier, age 52, has served as a director of HRG since February 2015. Mr. Glovier currently serves on the board of directors of Opus Bank, a publicly traded bank, since September 2010. From May 2007 until July 8, 2016, Mr. Glovier was a Managing Director at Fortress. Prior to that, Mr. Glovier served as a Managing Director and Co-Head of the Middle Market Buyout Group at Perseus, LLC. Prior to joining Perseus, LLC in 2000, he was a Managing Director of Nassau Capital. Prior to joining Nassau Capital, Mr. Glovier worked at Goldman, Sachs & Co. in the Mergers & Acquisitions, Structured Finance and Leveraged Buyout groups, and was also a management consultant at The Boston Consulting Group. Mr. Glovier has served as a director of several companies in a variety of industries, including the financial services, branded consumer products, pharmaceutical and alternative energy areas. He currently serves on the board of directors of Opus Bank, a publicly traded bank, since September 2010. Mr. Glovier holds a B.A. from Princeton University, a M.Ec. from James Cook University in Australia, and an M.B.A. as a Palmer Scholar from The Wharton School at the University of Pennsylvania.
David M. Maura, age 43, has served as Managing Director and Executive Vice President of Investments of HRG effective as of October 2011 and as a director of HRG since May 2011. Mr. Maura has also served as Executive Chairman of the board of directors of Spectrum Brands, a subsidiary of HRG, since January 2016, as Chairman of the board of directors of Spectrum Brands since July 2011 and as the interim Chairman of the board of directors of Spectrum Brands and as one of its directors since June 2010. Prior to becoming Managing Director and Executive Vice President of Investments at HRG, Mr. Maura was a Vice President and Director of Investments of Harbinger Capital, a stockholder of HRG. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Russell Hobbs, Inc. (formerly Salton, Inc.), Applica Incorporated and Ferrous Resources Ltd. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder.
Joseph S. Steinberg, age 72, has served as Chairman of the Board of HRG since December 2014 and as a director of HRG since July 2014. Mr. Steinberg has also served as Chairman of the board of directors of FGL since March 2015 and has served on the board of directors of FGL and Spectrum Brands since February 2015 and March 2015, respectively, each of which is a subsidiary of HRG. Mr. Steinberg is Chairman of the board of directors of Leucadia, which is a significant stockholder of HRG. He has served as a director of Leucadia since December 1978 and as President from January 1979 until March 1, 2013, when he became the Chairman of the Leucadia board of directors. Mr. Steinberg has served as Chairman of the board of directors of HomeFed Corporation (“HomeFed”) since 1999 and as a HomeFed director since 1998. Mr. Steinberg also serves on the board of directors of Crimson Wine Group, Ltd. Mr. Steinberg has served as a director of Jefferies since April 2008. Mr. Steinberg previously served as a director of Mueller Industries, Inc. from September 2011 to September 2012.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2016. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.
Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, and a quorum is present. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.
To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.
For information about the professional services rendered by KPMG to us for Fiscal 2015, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”
Vote Required
The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2016.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

PROPOSAL 3
RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY’S 2011 OMNIBUS EQUITY AWARD PLAN FOR PURPOSES OF SECTION 162(m) OF THE CODE

On August 10, 2011, the Board of Directors originally adopted and approved the 2011 Plan. The 2011 Plan was approved by our stockholders on September 15, 2011, and was amended effective April 24, 2014.
In this proposal, we are asking our stockholders to re-approve the material terms of the performance goals for performance-based awards under the 2011 Plan pursuant to Section 162(m) of the Code. We are not seeking to increase the number of shares authorized for issuance under the 2011 Plan, nor are we making any changes to the 2011 Plan.
Section 162(m) Re-approval
Approval of this proposal will constitute re-approval of the material terms of the performance goals under the 2011 Plan for purposes of Section 162(m) of the Code. This will have the effect of extending the period (which would otherwise expire at the Annual Meeting) during which the Company may grant awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code to first meeting of stockholders that occurs in 2021. Section 162(m) of the Code generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1,000,000 paid in any year to its chief executive officer, or any of its other three most highly compensated executive officers (other than its chief financial officer), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code. Generally ,under Section 162(m) of the Code, it is required that the material terms of the performance goals under the 2011 Plan must be approved every five years in order to grant “performance-based compensation.” We have in the past and we specifically reserve our right in the future to pay compensation that is not deductible under Section 162(m) of the Code.
If our stockholders do not approve this proposal, then the current terms of the 2011 Plan will remain in effect. However, we will not be able to grant any “performance-based compensation” for purposes of Section 162(m) of the Code after the date of the Annual Meeting unless and until requisite stockholder approval is obtained in accordance with the provisions of Section 162(m) of the Code. As noted above, we will still be permitted to grant awards pursuant to the 2011 Plan, but we may be precluded from taking a deduction for awards that would otherwise qualify as “performance-based.”
Our executive officers and directors (including our director nominees) have an interest in this proposal as they would be eligible to receive awards under the 2011 Plan.
Summary of the 2011 Plan
The following is a summary of the material features of the 2011 Plan. The summary is qualified in its entirety by reference to the complete text of the 2011 Plan, a copy of which is attached as Annex A to this Proxy Statement.
Administration. Our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) administers the 2011 Plan. Our Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. Our Compensation Committee has full discretion to administer and interpret the 2011 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable, or to comply with any applicable law, including Section 162(m) of the Code and the regulations promulgated thereunder and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility. Any employees, directors, officers or consultants of the Company or of its subsidiaries or their respective affiliates are eligible for awards under the 2011 Plan. Our Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2011 Plan. Additionally, employees of certain non-U.S. subsidiaries may become eligible to participate in sub-plans that shall comply with local laws applicable to offerings in non-U.S. jurisdictions. The 2011 Plan will be a separate and independent plan from any sub-plans, but the total number of shares of Common Stock authorized to be issued under the 2011 Plan applies in the aggregate to both the 2011 Plan and any sub-plans.
Number of Shares Authorized. An aggregate of 24,000,000 shares of our Common Stock is authorized for issuance under the 2011 Plan, of which a total of 6,451,200 are subject to outstanding awards as of July 18, 2016. The following sub-limits also apply under the 2011 Plan: no more than 24,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2011 Plan; no participant may be granted awards of options and stock appreciation rights with respect to more than 3,000,000 shares of our Common Stock in any one year; no more than 24,000,000 shares of our Common Stock may be subject to grants of option and stock appreciation rights under the 2011 Plan; no more than 2,000,000 shares of our Common Stock may be granted under the 2011 Plan to any participant during any single fiscal year with respect to performance compensation awards denominated in shares in any one performance period; and the maximum amount payable to an individual participant under the 2011 Plan for any single year during a performance period pursuant to a performance compensation award denominated in cash is $20,000,000 (with respect to each year if the performance period is more than one year). Shares of our Common Stock subject to awards are generally unavailable for future grant; provided, in no event shall shares increase the number of shares of Common Stock that may be delivered pursuant to incentive stock options granted under the 2011 Plan. If there is any change in our corporate capitalization, our Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Plan, the number of shares covered by awards then outstanding under the 2011 Plan, the limitations on awards under the 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.
Change in Capitalization. If there is a change in our corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split up, split-off, spin-off, consolidation or other relevant change in capitalization or applicable law or circumstances, such that our Compensation Committee determines that an adjustment is necessary or appropriate, then our Compensation Committee can make adjustments in a manner that it deems equitable.
Awards Available for Grant. Our Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing. Awards may be granted under the 2011 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”).
Stock Options. Our Compensation Committee is authorized to grant options to purchase shares of Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2011 Plan shall be non-qualified unless the applicable award agreement expressly states that the Option is intended to be an “incentive stock option”. Options granted under the 2011 Plan will be subject to the terms and conditions established by our Compensation Committee. Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by our Compensation Committee and specified in the applicable award agreement. The closing price of our common stock on July 18, 2016 was $13.99. The maximum term of an option granted under the 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as our Compensation Committee may permit in its sole discretion, including: (i) by withholding or surrender of the minimum number of shares of Common Stock otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Our Compensation Committee may, in its sole discretion, at any time buy out for a payment in cash, or the delivery of shares of Common Stock, or other property, an option previously granted to a participant under the 2011 Plan.
Stock Appreciation Rights. Our Compensation Committee is authorized to award SARs under the 2011 Plan. SARs will be subject to the terms and conditions established by our Compensation Committee. Each SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2011 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by our Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be subject to terms established by our Compensation Committee and reflected in the award agreement.
Restricted Stock. Our Compensation Committee is authorized to award restricted stock under the 2011 Plan. Awards of restricted stock will be subject to the terms and conditions established by our Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by our Compensation Committee for a specified period.
Restricted Stock Unit Awards. Our Compensation Committee is authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by our Compensation Committee. Unless our Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of our Compensation Committee, the participant will receive a number of shares of

Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by our Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock, either in cash or (at the sole discretion of our Compensation Committee) in shares of Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of our Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by our Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.
Other Stock-Based Awards. Our Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of Common Stock under such terms and conditions as our Compensation Committee may determine and as set forth in the applicable award agreement.
Performance Compensation Awards. Our Compensation Committee may grant any award under the 2011 Plan in the form of a “Performance Compensation Award” by conditioning the vesting of the award on the satisfaction of certain “Performance Goals.” Our Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•
gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•
objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage, year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or

•	any combination of the foregoing.
Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as our Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that our Compensation Committee deems appropriate or, stock market indices. Our Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by our Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time our Compensation Committee establishes the Performance Goal; and provided, further, that in no event will a Performance Goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, our Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved.
Our Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.
Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s Performance Compensation Award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2011 Plan) to such Performance Goals.
Effect of Change in Control. Unless otherwise provided in an award agreement, in the event of a “change in control,” our Board may in its sole discretion provide that, with respect to any particular outstanding award: all then-outstanding options and SARs shall become immediately exercisable as of immediately prior to the “change in control” with respect to up to 100 percent of the shares subject to such Option or SAR; (b) any restricted period shall expire as of immediately prior to the “change in control” with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); (c) all incomplete performance periods in effect on the date the “change in control” occurs shall end on such date, and our Compensation Committee may (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of awards for each such performance period based upon our Compensation Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee; and (d) cause awards previously deferred to be settled in full as soon as practicable.
Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.
Amendment. The 2011 Plan will expire on August 10, 2021. The termination of the 2011 Plan will not affect any awards granted prior to such termination. Our Board may amend, suspend or terminate the 2011 Plan at any time; however, approval of our stockholders may be necessary to amend the 2011 Plan if the law or NYSE Rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.
Our Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided, further that, subject to certain exceptions, without the approval of our stockholders, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) our Compensation Committee may not cancel any outstanding option, or SAR and replace it with a new option or SAR (with a lower exercise or strike price), and (iii) no option or SAR may be exchanged for cash or another award. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.
U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.
Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the three other officers whose compensation is required to be disclosed in its proxy statement (excluding the chief financial officer), subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options and SARs to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units and other awards (including cash bonus awards) to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code.
New Plan Benefits; Awards Granted Under the 2011 Plan
It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2011 Plan because awards under the 2011 Plan will be made at the discretion of our Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code).
Our executive officers have a financial interest in this proposal because our Compensation Committee has selected and may in the future select one or more of our executive officers as eligible to receive grants under the 2011 Plan. Additionally, our directors (including members of our Compensation Committee) have received, and in the future may receive additional, grants under the 2011 Plan.
As of July 18, 2016, the number of stock options previously granted under the 2011 Plan is as follows: Omar M. Asali, Director, President and Chief Executive Officer: 2,303,386; David M. Maura, Director, Executive Vice President of Investments and Managing Director: 1,716,763; Thomas A. Williams, our former Executive Vice President and Chief Financial Officer: 515,551; Michael Sena, our former Senior Vice President and Chief Accounting Officer: 71,164; Philip A. Falcone, our former Chairman of the Board and Chief Executive Officer: 0; all of our current executive officers as a group: 4,020,149; all of our current directors who are not executive officers as a group: 0; each nominee for election as a director: 0; each associate of any such directors, executive officers or nominees: 0; each other person who received or is to receive 5% of such options: 0; and all current employees, including all current officers who are not executive officers, as a group: 468,648.
Required Vote
The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2011 PLAN.

COMMUNICATIONS WITH OUR BOARD
We believe that communications between our Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, our Audit Committee, our Compensation Committee, our NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Ehsan Zargar, Senior Vice President, General Counsel & Corporate Secretary at HRG Group, Inc., 450 Park Avenue, 29th Floor, New York, NY 10022.
If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.
A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.
Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:
HRG Group, Inc.
Attention: Audit Committee Chair
450 Park Avenue, 29th Floor
New York, New York 10022
All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

EXECUTIVE OFFICERS
The following sets forth certain information with respect to the executive officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the discretion of the Board.

Name	Age	Position
Omar M. Asali*	45	Director, President and Chief Executive Officer
David M. Maura*	43	Director, Executive Vice President of Investments, and Managing Director
George C. Nicholson	57	Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer
*    For biographical information see “Proposal 1 — Election of Directors” above.
George C. Nicholson, age 57, has served as Senior Vice President and Chief Accounting Officer of HRG since November 2015. Mr. Nicholson was appointed to the additional office of Acting Chief Financial Officer of the Company on January 4, 2016. Mr. Nicholson also serves as a director and Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer of NZCH. Previously, Mr. Nicholson was employed by HGI Asset Management Holdings, LLC, a subsidiary of HRG, from May 2013 to November 2015. Mr. Nicholson served as Vice President and Controller of Fidelity & Guaranty Life Insurance Company, a subsidiary of FGL (“FGL Insurance”), from August 2007 through May 2013. Prior to joining FGL Insurance, Mr. Nicholson served as Chief Accounting Officer of Capital Bank Corporation from September 2005 to August 2007 and previously held executive positions at Nationwide Mutual Insurance Company and London Pacific Life & Annuity Company. Mr. Nicholson spent 10 years with Ernst & Young ending as a Senior Manager specializing in the energy and financial services industry. Mr. Nicholson is a Certified Public Accountant and holds a M.B.A. degree from the University of Kentucky and a B.B.A. degree from Eastern Kentucky University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than 10% of our Common Stock and securities convertible into shares of Common Stock (together with the Common Stock, “Subject Shares”), to file with the SEC initial reports of ownership and reports of changes in ownership of Subject Shares. Directors, officers and greater than 10% beneficial owners of the Subject Shares are required by the SEC’s regulations to furnish us with copies of all forms they file with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on the reports filed with the SEC, we believe that these persons have complied with all applicable filing requirements during Fiscal 2015, except that Mr. Maura reported one transaction on a Statement of Changes in Beneficial Ownership on Form 4 and Mr. Asali reported one transaction on an Annual Statement of Beneficial Ownership of Securities on Form 5 later than the time prescribed by the SEC. Additionally, Global Opportunities Breakaway MM, L.L.C, an entity affiliated with Harbinger Capital, which at the time was a beneficial owner of more than 10% of our Common Stock, filed an Initial Statement of Beneficial Ownership of Securities on Form 3 and reported three transactions on a Statement of Changes in Beneficial Ownership on Form 4 later than the time prescribed by the SEC.

PERFORMANCE GRAPH
Set forth below is a line-graph presentation comparing the cumulative stockholder return on our Common Stock against cumulative total returns of the following: (a) the Russell 2000 and (b) a peer group of companies consisting of Leucadia, Carlisle Companies Inc., Apollo Global Management, LLC and Standex International Corp. The performance graph shows the total return on an investment of $100 for the period beginning September 30, 2010 and ending September 30, 2015. The Company believes that the peer group of companies provides a reasonable basis for comparing total stockholder returns. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns. The graph and related data were furnished by Research Data Group, Inc.
Comparison of 5 Year Cumulative Total Return*
Among HRG Group, Inc., the Russell 2000 Index, and a Peer Group

CORPORATE GOVERNANCE
In accordance with the New York Stock Exchange Listed Company Manual (the “NYSE Rules”), a majority of our Board is comprised of independent directors and we have an Audit Committee (“Audit Committee”), a Compensation Committee (“Compensation Committee”) and a Nominating and Corporate Governance Committee (“NCG Committee”), each of which have written charters addressing each such committee’s purpose and responsibilities and are comprised entirely of independent directors.

Corporate Governance Guidelines and Code of Ethics and Business Conduct
Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision making both at our Board and management level, with a view to enhancing stockholder value over the long term. The Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection of the Chairman of our Board and our Chief Executive Officer.
Our Board has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for Chief Executive and Senior Financial Officers to provide guidance to all of our directors, officers and employees, including our principal executive officer, principal accounting officer or controller or persons performing similar functions. Our Board has adopted a corporate governance policy prohibiting our directors and executive officers from (i) hedging the economic risk associated with the ownership of our Common Stock, or (ii) pledging our Common Stock, after the date the policy was adopted, unless, in each case, first pre-approved by our General Counsel. Our Board has also adopted an equity retention policy for the Company’s senior management and our non-executive Directors.
Director Independence
Our Board has determined that Messrs. Davis, Glovier, Ianna, Luterman, McKnight, Steinberg and Whittaker, our non-management directors, qualify as independent directors under our Corporate Governance Guidelines and the NYSE Rules. Under our Corporate Governance Guidelines and the NYSE Rules, no director qualifies as independent unless our Board affirmatively determines that the director has no material relationship with HRG. Based upon information requested from and provided by each director concerning their background, employment and affiliations, our Board has determined that each of the independent directors named above has no material relationship with HRG, nor has any such person entered into any material transactions or arrangements with HRG or its subsidiaries, and is therefore independent under the NYSE Rules. In making such determination, our Board considered a variety of factors, including certain ordinary course of business transactions from time to time between us and certain entities affiliated with non-management directors, and determined that our non-management directors qualify as independent directors under our Corporate Governance Guidelines and the NYSE Rules.
Meetings of Independent Directors
We generally hold executive sessions at each Board and committee meeting. The Chairman of the Board presides over executive sessions of the entire Board and the chairman of each committee presides over the executive session of that committee.
Board Structure and Risk Oversight
Mr. Steinberg serves as the Chairman of our Board and Mr. Asali serves as a member of our Board and our President and Chief Executive Officer. Mr. Asali is responsible for overseeing the day-to-day activities of the Company, including M&A activity and overall business strategy for the Company and its subsidiaries.
Our management is responsible for understanding and managing the risks that we face in our business, and our Board is responsible for overseeing management’s overall approach to risk management. Our Board receives, reviews and discusses reports on the operations of our businesses from members of management and members of management of our subsidiaries as appropriate. Our Board also fulfills its oversight role through the operations of our NCG Committee, Audit Committee and Compensation Committee. As appropriate, these committees of the Board provide periodic reports to our Board on their activities. Our Audit Committee is responsible for oversight of corporate finance and financial reporting-related risks, including those related to our accounting, auditing and financial reporting practices. Our Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments of our compensation policies and practices. Our NCG Committee is responsible for assisting our Board with the oversight of risks and reviewing and making recommendations to our Board regarding our overall corporate governance, including board and committee composition, board nominees, size and structure and director independence, our corporate governance profile and ratings, and our political participation and contributions.
Governance Documents Availability
We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees, Code of Ethics for Chief Executive and Senior Financial Officers, Audit Committee Charter, Compensation Committee Charter and NCG Committee Charter on our website under the heading “Corporate Governance” at www.HRGgroup.com. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to HRG. Inquiries must be directed to the Investor Relations Department at HRG Group, Inc., 450 Park Avenue, 29th floor, New York, New York 10022.

INFORMATION ABOUT COMMITTEES OF OUR BOARD
Our Audit Committee, Compensation Committee and NCG Committee were our Board’s standing committees during Fiscal 2015. Our Board held 20 meetings during Fiscal 2015. In addition, a special committee of the independent directors of our Board operated on an ad hoc basis, holding 13 meetings during Fiscal 2015.
Audit Committee
As of the date hereof, our Audit Committee is composed of Messrs. Luterman (Chairman), Davis and Ianna. Our Board determined that all members of our Audit Committee qualify as independent under applicable SEC rules (including Exchange Act Rule 10A-3), NYSE Rules and the Company’s Corporate Governance Guidelines. Messrs. Luterman, Ianna and Davis also qualify as “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K. Messrs. Luterman, Davis and Ianna were members of the Audit Committee for the entirety of Fiscal 2015. Our Audit Committee held five meetings during Fiscal 2015.
Our Audit Committee has been delegated the authority to, among other things, (i) appoint and replace the independent auditor; (ii) determine the compensation and oversight of the independent auditor; (iii) pre-approve all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor; (iv) provide oversight with respect to the Company’s internal control and procedures; and (v) prepare any reports required by law to be prepared by the Audit Committee. Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.HRGgroup.com, under the heading “Corporate Governance.”
Compensation Committee
As of the date hereof, our Compensation Committee is composed of Messrs. Davis (Chairman), Glovier, Ianna, Luterman, McKnight, and Steinberg. Messrs. Davis, Ianna, Luterman and Steinberg were members of the Compensation Committee for the entirety of Fiscal 2015. Mr. Glovier and Mr. McKnight were appointed as members of our Compensation Committee on February 19, 2015 and July 21, 2016, respectively. Our Board determined that all members of our Compensation Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Our Compensation Committee held nine meetings during Fiscal 2015.
Our Compensation Committee has been delegated the authority to, among other things, (i) review and recommend to our Board corporate goals and objectives relevant to our executive officer compensation and recommend to our Board the compensation level of our executive officers; (ii) make recommendations to our Board with respect to executive officer compensation and benefits, including incentive-compensation and equity-based plans for executive officers; (iii) review and recommend to our Board any employment agreements or severance or termination arrangements to be made with any of our executive officers; and (iv) review and discuss with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. Our Compensation Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.HRGgroup.com, under the heading “Corporate Governance.”
NCG Committee
As of the date hereof, our NCG Committee is composed of Messrs. Ianna (Chairman), Davis, Glovier, Luterman, McKnight, and Steinberg. Messrs. Ianna, Davis, Luterman and Steinberg were members of the NCG Committee for the entirety of Fiscal 2015. Mr. Glovier and Mr. McKnight were appointed as members of our NCG Committee on February 19, 2015, and July 21, 2016, respectively. Our Board determined that all members of our NCG Committee qualify as independent under applicable SEC rules, NYSE Rules and the Company’s Corporate Governance Guidelines. Our NCG Committee held five meetings during Fiscal 2015.
Our NCG Committee has been delegated the authority to, among other things, (i) develop and recommend to our Board for approval the criteria for Board membership and identify individuals qualified to become members of our Board; (ii) as directed by our Board from time to time, either select or recommend to our Board for selection director nominees for the next annual meeting of stockholders or to fill vacancies on our Board; (iii) assist the Board in determining whether individual directors have material relationships with our Company that may interfere with their independence; and (iv) develop, review and assess at least annually the adequacy of the Company’s corporate governance principles and guidelines, the Board’s and management’s review of the Company’s risk oversight process, and make recommendations to the Board as the NCG Committee deems appropriate. Our NCG Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by our Board, which can be viewed on our website, www.HRGgroup.com, under the heading “Corporate Governance.”

AUDIT COMMITTEE REPORT
The information contained in this proxy statement shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.
Our Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed on our website, www.HRGgroup.com, under “Corporate Governance.”
Our Audit Committee Charter adopted by the Board incorporates requirements mandated by Sarbanes-Oxley and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.
Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and for auditing the Company’s internal control over financial reporting and issuing their reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, our Audit Committee has reviewed and discussed with management and KPMG the audited financial statements for Fiscal 2015, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s audit of the Company’s internal control over financial reporting. Our Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, KPMG has provided our Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG their firm’s independence. Our Audit Committee has concluded that KPMG’s provision of audit and non-audit services to HRG and its affiliates is compatible with KPMG’s independence.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements for the fiscal year ended September 30, 2015 be included in our 2015 Annual Report filed with the SEC. The Audit Committee also recommended to the Board of Directors that KPMG be appointed as our independent registered public accounting firm for Fiscal 2016.
AUDIT COMMITTEE
Mr. Gerald Luterman (Chairman)
Mr. Eugene I. Davis
Mr. Frank Ianna

COMPENSATION DISCUSSION AND ANALYSIS
This section provides an overview and analysis of our compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors considered in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation program. The series of tables following this Compensation Discussion and Analysis provides more detailed information concerning compensation earned or paid in Fiscal 2015, the fiscal year ended September 30, 2014 (“Fiscal 2014”) and the fiscal year ended September 30, 2013 (“Fiscal 2013”) for the following individuals (each a “named executive officer” as of September 30, 2015):

•	Omar M. Asali, a Director, our President and Chief Executive Officer;

•	David M. Maura, a Director and our Managing Director and Executive Vice President of Investments;

•	Thomas A. Williams, our former Executive Vice President and Chief Financial Officer;

•	Michael Sena, our former Senior Vice President and Chief Accounting Officer; and

•	Philip A. Falcone, our former Chief Executive Officer, and Chairman of our Board.
During Fiscal 2015, Mr. Falcone, our former Chief Executive Officer and Chairman of our Board, Mr. Williams, our former Executive Vice President and Chief Financial Officer, and Mr. Sena, our former Senior Vice President and Chief Accounting Officer, were each a “named executive officer” of the Company. As previously disclosed, Mr. Falcone’s employment with the Company was terminated on December 1, 2014, Mr. Williams’ employment with the Company was terminated on January 1, 2016 and Mr. Sena’s employment with the Company was terminated on May 20, 2015.
Executive Summary
Highlights for Fiscal 2015
During Fiscal 2015, we executed on a number of strategic initiatives, including:

•	At HRG, appointing Omar M. Asali, our then President, to the additional position of CEO.

•
At HRG, successfully accessing the capital markets through a series of tack-ons to HRG’s existing 7.875% and 7.75% notes, using a portion of the $400.0 million in proceeds raised to participate in and support a $575.0 million equity offering at Spectrum Brands.

•
At Spectrum Brands, expanding our portfolio and geographic reach in key areas through acquisitions, including: the $1.4 billion purchase of Armored AutoGroup Parent, Inc., a leading producer of automotive aftermarket appearance products and performance chemicals; the $115.7 million acquisition of Proctor and Gamble’s European pet food business, consisting of the IAMS and Eukanuba brands; and the $146.8 million acquisition of Salix Animal Health, a producer and distributor of premium treats and snacks.

•
At Spectrum Brands, refinancing a portion of its indebtedness to improve leverage and reduce borrowing costs by: entering into a credit facility, the proceeds from which were used to repay Spectrum Brands’ then existing credit facility, repay its outstanding 6.75% senior unsecured notes due 2020 and repay its then-existing asset based revolving loan facility; and issuing $1.0 billion aggregate principal amount of 5.75% unsecured notes due 2025. As discussed above, Spectrum Brands also successfully completed a $575.0 million offering of its common stock in May 2015.

•
At FGL, FGL commencing a strategic review process, which resulted in a definitive merger agreement for Anbang Insurance Group Co., Ltd. to acquire FGL for $26.80 per share in cash. At the date of the transaction, HRG owned 47 million shares, or 80.4% of FGL.

•
At Compass, reducing our exposure to oil and gas price fluctuations by: selling certain of Compass’ properties and assets, including certain of Compass’ Northern Louisiana properties in June 2015 for $19.2 million; selling, in December 2015, certain of Compass’ assets in East Texas and North Louisiana for net proceeds of $152.0 million; and entering into an agreement to sell 100% of our equity interest Compass for $145 million in cash, which will be reduced at closing by the balance of Compass’ credit facility outstanding at closing (currently estimated to be $125 million) and customary adjustments for title and environmental defects.

•	At HRG, receiving net proceeds of $61.6 million from the settlement of the purchase price adjustment dispute in connection with HRG’s acquisition of FGL’s subsidiaries.

•
At HRG and our subsidiaries, streamlining and simplifying our business by disposing of our interest in Frederick’s of Hollywood and refocusing the Salus business on capital recovery and away from the underwriting of new businesses.

The foregoing is a highlight summary of only certain of HRG’s performance measures as of the end of Fiscal 2015. For a more complete understanding and evaluation of the business and financial results of the Company and its subsidiaries, you are encouraged to read the Company’s other reports filed with the SEC.

Summary of Sound Governance Features of our Compensation Programs
Our compensation programs, practices and policies are reviewed and re-evaluated periodically, and are subject to change from time to time and at any time. Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. Listed below are some of the Company’s more significant practices and policies that were in effect during Fiscal 2015, which were adopted to drive performance and to align our executives’ interests with those of our stockholders.
What We Did For Fiscal 2015

•
Pay for Performance Philosophy: Our executive compensation programs are designed to pay for performance, with a significant portion of executive compensation not guaranteed. Target compensation is established for our executive officers at the beginning of the performance period by our Compensation Committee. Our named executive officers had an opportunity to earn actual compensation that varied from target, based on achievement against pre-established performance targets. Variable compensation rewards performance and contribution to both short-term and long-term corporate financial performance.

•
Independent Executive Compensation Consultants: The Compensation Committee worked with Hodak Value Advisors (“Hodak”), its independent executive compensation consultant firm in Fiscal 2015, and separate outside counsel, as it determined appropriate.

•
Mitigation of Undue Risk: Our compensation plans have provisions to mitigate undue risk, including bonus plan mechanisms that defer significant portions of awards, partially subject to forfeiture (see “Clawback Policy” and “Malus Provision” below), and relate future target performance to past performance in a manner that closely ties awards to sustainable performance over time.

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Clawback Policy: Our equity awards allow the Company to recover payouts in the event that recoupment is required by applicable law (including pursuant to Sarbanes-Oxley and the Dodd-Frank Wall Street Reform and Consumer Protection Act) or a participant receives for any reason any amount in excess of what should have been received (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error).

•
Malus Provision: Our annual bonus program provides for an automatic deferral of payouts in excess of two times the target bonus pool, with cash deferrals subject to reduction if the Company does not meet certain specified performance criteria in subsequent years.

•	Negative Discretion and Other Reductions: Our Compensation Committee reserves the right to exercise negative discretion to reduce awards under the annual bonus plan.

•	Award Caps: Amounts that can be earned by any individual under the annual bonus program are capped at $20 million per year (“Award Cap”).

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Equity Retention: We maintain an equity retention policy for senior management, requiring each member of senior management to retain ownership of at least 25% of his or her covered shares, net of taxes and transaction costs, until the earlier of (i) the date of such senior management member’s termination of employment with the Company or (ii) the date such person is no longer a member of senior management.

What We Did Not Do for Fiscal 2015

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No 280G or Section 409A Excise Tax Gross-Ups: We do not provide “gross-ups” for any taxes imposed with respect to Section 280G (change of control) or Section 409A (nonqualified deferred compensation) of the Code.

•	No Pensions or Supplemental Pensions: Our named executive officers are not provided with pension or supplemental executive retirement plans.

•	No Single-Trigger Equity Acceleration: In Fiscal 2015, we did not provide our named executive officers “single-trigger” equity vesting upon a change of control of the Company.

•	No Repricing of Underwater Stock Options without Stockholder Approval: We do not lower the exercise price of any outstanding stock options, unless stockholders approve this.

•	No Discounted Stock Options: The exercise price of our stock options is not less than 100% of the fair market value of our Common Stock on the date of grant.

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No Unauthorized Hedging or Pledging: Our Board has adopted a corporate governance policy prohibiting our directors and executive officers from (i) hedging the economic risk associated with the ownership of our Common Stock and (ii) pledging our Common Stock, unless, in each case, first pre-approved by our General Counsel.

Compensation Philosophy and General Objectives
Our executive compensation philosophy is focused on pay for performance and is designed to reflect appropriate governance practices aligned with the needs of our business. We grant target levels of compensation that are designed to attract and retain employees who are able to meaningfully contribute to our success. Our Compensation Committee considers several factors in designing target levels of compensation, including, but not limited to, historical levels of pay for each executive, actual turnover in the executive ranks, market data on the compensation of executive officers at similar companies, and its judgment about retention risk with regards to each executive relative to their importance to the Company. In reviewing market data, our Compensation Committee has reviewed the total compensation for each executive officer relative to executives in the same or similar positions in an appropriate market comparison group, which includes seventeen business development or private equity companies, adjusting the total compensation observed at these peers for their size relative to the Company. The seventeen companies are American Capital, Ltd., Apollo Global Management, LLC, Blackstone Group LP, Capital Southwest Corp, Carlyle Group, Compass Diversified Holdings, Harris & Harris Group, Hercules Tech Growth Cap, Icahn Enterprises, KKR, Kohlberg Capital Corp, Leucadia, Loews Corp, Main Street Capital Corp, MCG Capital Corp, Safeguard Scientifics Inc. and Triangle Capital Corp. While median, size-adjusted total compensation is initially presumed to be competitive market pay, the Compensation Committee does not attempt to target a specific percentile within a peer group or otherwise rely exclusively on that data to determine named executive officer compensation. The Compensation Committee does not use market data to target specific components of total compensation, such as salary or bonuses, and instead determines the target total level of compensation necessary to be competitive for each executive in the relevant market for that executive’s talent.
The Company’s mix of fixed versus variable compensation, within the target total level of pay, is driven by the Company’s emphasis on pay for performance. The Company uses variable compensation, including performance-based equity grants, as well as management’s accumulated equity holdings, both vested and unvested, to enhance alignment of our named executive officers’ and stockholders’ interests.
Components of Executive Compensation
Our compensation program generally has four basic elements: salary, initial equity grants, incentive compensation and other benefits. Salary and benefits are designed to aid in the retention of our employees. Initial equity grants are generally, though not necessarily, awarded upon hiring or promotion, and may consist of restricted stock or stock options with a vesting period. Incentive compensation generally consists of bonuses for individual and company performance, and may be awarded as cash or equity. Equity awards will typically be vested over a period of years to enhance both retention and alignment of interests.
We believe that the various components of our executive compensation program are effective in attracting and retaining our employees and providing a strong alignment of their interests with those of our stockholders. Although each element of compensation described below is considered separately, our Compensation Committee makes its determinations regarding each individual component of the compensation program in the context of the aggregate effect on total compensation for each named executive officer.
The principal elements of compensation for our named executive officers in Fiscal 2015 were:

•	base salary;

•	variable compensation potential consisting of cash and equity payouts; and

•	limited benefits.
How We Determine Each Element of Compensation
Role of Our Compensation Committee and Compensation Consultants
Our Compensation Committee is responsible for our executive compensation program design and administration, including a regular review of our compensation programs and evaluation of management performance and awards consistent with our bonus plan. In Fiscal 2015, our Compensation Committee was advised by Hodak, its independent executive compensation firm, and separate outside counsel, as it deemed appropriate. Throughout Fiscal 2015, our Compensation Committee, with the assistance of its advisors, reviewed the Company’s compensation program, including target levels of compensation for current and new employees, bonus plans or equity awards, and other compensation policies affecting executive officers and directors.
In light of new SEC rules and new NYSE Rules, our Compensation Committee considered the independence of its compensation consultant, including assessment of the following factors: (i) other services provided to the Company by the consultant; (ii) fees paid as a percentage of the consulting firm’s total revenue; (iii) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflict of interest exists that would prevent our compensation consultant from independently representing our Compensation Committee.

Base Salary
The base salary of our named executive officers is intended to provide a level of fixed compensation that contributes to the attraction or retention of our named executive officers. For Fiscal 2015, our Compensation Committee determined that the base salaries provided to our named executive officers represented an appropriate level of fixed compensation relative to each such named executive officer’s respective target total compensation, which varies by position in accordance with each such executive officer’s job responsibilities and contributions to our Company.
Annual Bonus Plan
For Fiscal 2015, Messrs. Asali, Williams, and Maura and other key employees of the Company, participated in the bonus plan established by the Compensation Committee (the “2015 Bonus Plan”). Messrs. Falcone and Sena did not receive any bonuses pursuant to the 2015 Bonus Plan because their employment with HRG was terminated prior to the end of Fiscal 2015.
The 2015 Bonus Plan is designed to (i) offer target variable compensation that provide competitive levels of total pay to executives if they achieve target results and (ii) reward and encourage value creation by executives. It provides for annual bonuses comprised of two components. The first component is an individual bonus (the “individual bonus”) based on the achievement of personal performance goals. The second component is a corporate bonus (the “corporate bonus”) based on the achievement of corporate performance measured in terms of the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s fiscal year to the end of the Company’s fiscal year end (“NAV Return”), in excess of a threshold NAV Return, which for Fiscal 2015 was set at $230.7 million (the “Fiscal 2015 Threshold NAV Return”), representing a 7% increase in the Compensation Committee’s approved Net Asset Value per share at the beginning of Fiscal 2015. Please see the discussion below for additional details for the calculation of the NAV Return.
Corporate Bonus
As stated above, for Fiscal 2015, a portion of the annual bonus (namely, the corporate bonus), was based on the Company’s NAV Return. The Company believes that NAV Return is a good proxy for creation of value for the Company and its stockholders because it encourages, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Each year the Company determines whether corporate bonuses will be awarded. If awarded, corporate bonuses are awarded with a portion immediately vested and a portion subject to vesting over a number of years. A portion of the unvested amounts are subject to forfeiture if the NAV Return thresholds are not satisfied in the following years. Our Compensation Committee believes that paying a corporate bonus consistently based on NAV Return, subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders.
In Fiscal 2015, the Company produced a NAV Return less than $230.7 million and therefore no corporate bonuses were earned by our named executive officers. The Company’s NAV Return for Fiscal 2015 was negative $122.5 million. In addition, prior year deferred bonuses payable in Fiscal 2015 were reduced by $1.4 million in accordance with the clawback provisions of the 2015 Bonus Plan. See “Clawback” and “Malus Provisions” as described in section titled “Summary of Sound Governance Features of our Compensation Programs - What We Did For Fiscal 2015” above and “Individual Bonus” below.
For Fiscal 2015, NAV Return was based on the amount calculated as the product of (i) the percentage increase in the Net Asset Value per share of the Company from the beginning of Fiscal 2015 to the end of Fiscal 2015 multiplied by (ii) the Net Asset Value at the beginning of Fiscal 2015. The 2015 Bonus Plan provides that 12% of the excess, if any, of the NAV Return for Fiscal 2015 over the Fiscal 2015 Threshold NAV Return is to be allocated to fund the corporate bonus pool for bonuses to all named executive officers and other key employees. For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the Company’s Certificate of Designation of Series A Participating Convertible Preferred Stock of the Company dated as of May 12, 2011 (the “Series A Stock Certificate”), (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $20 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $50 million cap, (vi) then eliminating the effect of any increase in legacy liabilities associated with our predecessor entity, Zapata Corporation and its subsidiaries, and (vii) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past twelve months. While the Company continues to use the definition of Net Asset Value from the Series A Certificate for compensation purposes, as previously disclosed, on May 15, 2014, the Company elected to convert its issued and outstanding shares of preferred stock into Common Stock. The Company converted all of its preferred shares, except for one Series A preferred share held by CF Turul LLC (“CF Turul”), an affiliate of Fortress Group, which in accordance with and for so long as required by Series A Certificate will not be converted to preserve CF Turul’s continuing voting rights thereunder.
Individual Bonus
As stated above, for Fiscal 2015, a portion of the annual bonus (namely, the individual bonus), was based on individual performance achievement against certain pre-established goals. Pursuant to the 2015 Bonus Plan, individual bonuses were paid out in a mix of cash (40%) and equity (60%). For Messrs. Asali and Maura, for Fiscal 2015, 85% of their target annual bonus was the corporate bonus (based on NAV Return) and 15% was the individual bonus based on performance of individual goals. For Mr. Williams, for Fiscal 2015, 60% of his target annual bonus consisted of a corporate bonus and 40% was an individual bonus. The performance goals for the individual bonus were determined by our Compensation Committee on an individual basis. Participants could earn between 0 and 200% of their individual target bonus based on achievement of the individual performance goals, and the individual bonuses could be earned even if NAV Return during Fiscal 2015 did not exceed the Fiscal 2014 Threshold NAV Return.
For Fiscal 2015, our Compensation Committee established only objective performance goals for Mr. Asali’s individual bonus, which were (i) receipt of $111 million of dividends and other sources of cash, (ii) identify two companies that are undervalued with attractive financial or strategic characteristics that meet or exceed investment committee criteria, and (iii) meet or exceed all debt covenants. For Fiscal 2015, Mr. Asali’s total target bonus was $2.5 million, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Asali achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2015, our Compensation Committee awarded Mr. Asali an individual bonus equal to 200% of his individual target bonus, comprised of (x) immediately vested cash and (y) immediately vested and deferred equity. See “Compensation and Benefits - Summary Compensation Table” and “Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan” for details regarding the amount of Mr. Asali’s individual bonus and its allocation among immediately vested and deferred cash and equity. As discussed above, in Fiscal 2015, a corporate bonus was not awarded to Mr. Asali and $641,844 of the deferred cash corporate bonuses previously awarded to Mr. Asali for services in Fiscal 2013 and 2014 was reduced pursuant to the terms of the 2015 Bonus Plan.
For Fiscal 2015, our Compensation Committee established only objective performance goals for Mr. Williams’ individual bonus, which were (i) receipt of $111 million of dividends and other sources of cash, (ii) improve the financial flexibility of our Company through an initial public offering of our insurance subsidiary FGL, (iii) the Company’s compliance with all existing or new debt covenants, and (iv) timely and accurate completion of all external financial reporting by the Company. For Fiscal 2015, Mr. Williams’ total target bonus was $1 million, which was comprised of his individual and corporate bonus. In connection with the Retention and Release Agreement entered into between HRG and Mr. Williams, dated August 6, 2015, as described more fully under the heading “Compensation and Benefits - Payment Upon Termination and Change of Control,” for Fiscal 2015, Mr. Williams received a bonus equal to $1 million paid entirely in cash. No other bonus was paid to Mr. Williams for Fiscal 2015 and $227,664 of the deferred cash corporate bonuses previously awarded to Mr. Williams for services in Fiscal 2013 and Fiscal 2014 were reduced pursuant to the terms of the 2015 Bonus Plan.
For Fiscal 2015, our Compensation Committee established only objective performance goals for Mr. Maura’s individual bonus, which were (i) Spectrum Brands’ achievement of $750 million of adjusted EBITDA (as defined below), (ii) Spectrum Brands’ achievement of $400 million of adjusted free cash flow and (iii) receipt of $40 million of dividends by the Company from Spectrum Brands. For the purposes of Mr. Maura’s performance measure, “adjusted EBITDA” was defined as reported operating income plus certain defined add-backs for depreciation, amortization, acquisition, integration and restructuring related charges. For Fiscal 2015, Mr. Maura’s total target bonus was $2 million, which was comprised of his individual and corporate bonus. Our Compensation Committee determined that Mr. Maura achieved or exceeded each of his individual performance measures. Accordingly, for Fiscal 2015, our Compensation Committee awarded Mr. Maura an individual bonus equal to 200% of his individual target bonus, comprised of (x) immediately vested cash and (y) immediately vested and deferred equity. See “Compensation and Benefits - Summary Compensation Table” and “Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan” for details regarding the amount of Mr. Maura’s individual bonus and its allocation among immediately vested and deferred cash and equity. As discussed above, in Fiscal 2015, a corporate bonus was not awarded to Mr. Maura and $454,788 of the deferred cash corporate bonuses previously awarded to Mr. Maura for services in Fiscal 2013 and 2014 was reduced pursuant to the terms of the 2015 Bonus Plan.
As discussed above, Messrs. Falcone and Sena did not receive any bonuses pursuant to the 2015 Bonus Plan given their employment with the Company terminated prior to the end of Fiscal 2015.
In reading this report, it should be noted that under the Company’s bonus plan, the Company does not pay any bonuses with respect to any fiscal year until after the completion of such fiscal year. Pursuant to SEC disclosure rules, cash compensation payable for any fiscal year is included in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” for such fiscal year (although no amounts are actually payable until after the end of such fiscal year). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards Table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. Since under the Company’s bonus plan equity compensation for any fiscal year is not granted until the completion of such fiscal year, the value of such equity is not included in the Summary Compensation Table or the Grants of Plan-Based Awards Table for such year, but in accordance with SEC rules is, or will be, as applicable, included in next year’s compensation disclosure. For instance, equity awards granted pursuant to the 2015 Bonus Plan were issued after the end of our Fiscal 2015 and are not presented in this year’s Summary Compensation Table or the Grants of Plan-

Based Awards Table. Such grants will be presented in next year’s tables. Notwithstanding the foregoing, we do disclose these awards in this report under the section titled “Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan.” For more details, please see footnote (2) to the Summary Compensation Table.
Initial Long Term Equity Grant
We grant service-based initial long term equity to our named executive officers when our Compensation Committee or Board determines that it would be to the advantage and in the best interests of the Company and its stockholders to grant such equity. We typically grant such equity as an inducement to enter into or remain in the employ of the Company and as an incentive for increased efforts during such employment. No initial long term equity grants were made to our named executive officers in Fiscal 2015.
Benefits
During Fiscal 2015, we provided our named executive officers with standard medical, dental, vision, disability and life insurance benefits available to employees generally.
We limit the use of perquisites as a method of compensation and provide executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. In this regard, our named executive officers are eligible to participate in a flexible perquisite account under our FlexNet Program, which permits them to be reimbursed for certain eligible personal expenses, up to a per year cap of $50,000 for Messrs. Asali, Williams, Maura and Falcone and $25,000 for Mr. Sena. Eligible expenses include, but are not limited to, reimbursement for tax preparation, legal services, education programs, health and wellness programs, technology and personal computers, wills and estate planning services and transportation services. Participants are responsible for payment of taxes on FlexNet payments. Reimbursements, at participants’ elections, can be net of taxes and/or include an estimated tax payment, subject to the annual maximum reimbursement cap. Further, we may provide from time to time in our discretion reimbursement for other employment related expenses. The perquisites provided to the named executive officers are quantified in the Summary Compensation Table below.
We sponsor a 401(k) Retirement Savings Plan (the “401(k) Plan”) in which eligible participants may defer a fixed amount or a percentage of their eligible compensation, subject to limitations. In Fiscal 2015 we made discretionary matching contributions of up to 5% of eligible compensation.
HRG Subsidiary Fees
As discussed above, Messrs. Asali, Williams and Maura and certain of our other employees provided certain services to certain of our subsidiaries and affiliates and were compensated for such services during Fiscal 2015. At the discretion of our Compensation Committee, compensation such persons are otherwise entitled to receive from the Company may be reduced by all, none or a portion of the compensation received from our subsidiaries and affiliates. The following does not include any compensation received from HRG subsidiaries and affiliates during Fiscal 2016, which will be considered for reduction by our Competition Committee at the completion of Fiscal 2016. During Fiscal 2015, Mr. Asali received director fees from Spectrum Brands and FGL in the form of equity, which was valued by our Compensation Committee at $319,613. Compensation that Mr. Asali was entitled to receive from HRG in Fiscal 2015 was reduced by the $319,613 that Mr. Asali received from Spectrum Brands and FGL. During Fiscal 2015, Mr. Williams received director fees from FGL in the form of an aggregate of $78,750 in cash, which were not reduced by compensation at HRG. During Fiscal 2015, Mr. Maura received director fees from Spectrum Brands in the form of equity, which was valued by our Compensation Committee at $262,500. Compensation that Mr. Maura was entitled to receive from HRG in Fiscal 2015 was reduced by the $262,500 that Mr. Maura received from Spectrum Brands. In addition, in recognition of the significant and valuable services provided, and the considerable time and effort invested, by Mr. Maura in Spectrum Brands during Fiscal 2014, Spectrum Brands’ board approved and authorized the issuance to Mr. Maura of 100,000 shares of Spectrum Brands common stock, which was granted on November 25, 2014 (the “SPB Grant”). The SPB Grant was also approved and valued at $8,855,000 by our Compensation Committee at the time of such approval. Following such approval and after the completion of Fiscal 2014, the SPB Grant was issued to Mr. Maura, which had a value of $8,975,000 at the time of the grant. Compensation that Mr. Maura was entitled to receive from HRG in Fiscal 2014 was reduced by the $8,855,000 that Mr. Maura received from Spectrum Brands.
Risk Review
Our Compensation Committee has reviewed, analyzed and discussed the incentives created by our executive compensation program. Our Compensation Committee does not believe that any aspect of our executive compensation encourages the named executive officers to take unnecessary or excessive risks.
Our compensation program has provisions to mitigate undue risk, including bonus plan mechanisms that defer significant portions of awards, which are partially subject to forfeiture if the performance that merited the award is not sustained. Furthermore, a significant portion of the deferred awards consist of unvested equity, and the vested portion is subject to the Company’s stock ownership guidelines. We believe that the additional alignment created by this exposure to the Company’s stock price serves to moderate an appetite for undue risk. We also relate future target performance to past actual performance in a manner that closely ties awards to performance over multiple years, which we believe reduces the incentive for short-term decisions or actions that increase current performance at the expense of future growth.
Compensation in Connection with Termination of Employment and Change-In-Control
In determining our employees’ compensation packages, our Compensation Committee recognizes that an appropriate incentive in attracting talent is to provide reasonable protection against loss of income in the event the employment relationship terminates without fault of the employee. Thus, compensation practices in connection with termination of employment generally have been designed to achieve our goal of attracting highly qualified executive talent. During Fiscal 2015, Messrs. Asali, Williams, Maura and Sena had employment agreements which provided for termination compensation in the form of payment of bonuses and salary and benefit continuation ranging from six to twenty-four months following involuntary termination of employment. During Fiscal 2015, our compensation programs did not provide for any “golden parachute” tax gross-ups to any named executive officer. During Fiscal 2015, we also did not provide any of our named executive officers any “single-trigger” payments due to the occurrence of a change of control of the Company.
The Company and Mr. Falcone entered into a Separation and General Release Agreement, dated November 25, 2014 (the “Falcone Separation Agreement”), that, among other things, provided Mr. Falcone with a cash payment described under the heading “Compensation and Benefits - Summary Compensation Table.”
In addition, the Company and Mr. Williams entered into a Retention and Release Agreement, dated August 6, 2015, as described more fully under the headings “Compensation and Benefits - Payments Upon Termination and Change of Control.”
You can find additional information regarding our practices in providing compensation in connection with termination of employment to our named executive officers under the heading “Payments Upon Termination and Change of Control” below.
Impact of Tax Considerations
With respect to taxes, Section 162(m) of the Code imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its Chief Executive Officer and three other named executive officers (other than the Chief Financial Officer), unless certain conditions are satisfied. Certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.
Advisory Vote on Executive Compensation
Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2014 Annual Meeting, where 91.16% of votes cast approved the compensation program described in the Company’s proxy statement for the 2014 Annual Meeting. Our Compensation Committee and our Board have continued to maintain a generally similar compensation philosophy.
At the 2014 Annual Meeting, a majority of our stockholders approved, as recommended by our Board, a proposal for our stockholders to be provided with the opportunity to cast a non-binding advisory vote on compensation of our named executive officers every three years. Our Board believed that this frequency is appropriate as a triennial vote would provide the Company with sufficient time to engage with stockholders to understand and respond to the “say-on-pay” vote results and to put in place any changes to the Company’s compensation program as a result of such discussions, if necessary. The next stockholder advisory (non-binding) vote on executive compensation will be held at our upcoming 2017 Annual Meeting of Stockholders.
Significant Events after Fiscal 2015
This section will provide you with a brief review of certain significant events that have occurred since the end of Fiscal 2015. This section, however, is not a summary of all of the compensation decisions made with respect to our named executive officers for Fiscal 2015, which will be summarized in next year’s report.
Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan
As discussed above in the section titled “Annual Bonus Plan,” the equity awards that were earned by our named executive officers pursuant to the 2015 Bonus Plan in respect of Fiscal 2015 performance were granted on November 25, 2015 and are described below. In accordance with SEC rules, these equity awards will be included in next year’s Summary Compensation Table and Grants of Plan-Based Awards Table for our named executive officers in Fiscal 2015.
On November 24, 2015, Mr. Asali was granted (i) $121,386, in the form of 8,714 fully vested shares of our Common

Stock, (ii) $121,400, in the form of 8,715 shares of restricted stock which vest on November 29, 2016 and (iii) $46,457, in the form of nonqualified stock options to purchase 9,163 shares of our Common Stock which vest as follows: 4,581 were vested on the date of grant and 4,582 vest on November 29, 2016.
On November 24, 2015, Mr. Maura was granted (i) $95,685, in the form of 6,869 fully vested shares of our Common Stock, (ii) $95,671, in the form of 6,868 shares of restricted stock which vest on November 29, 2016 and (iii) $36,616, in the form of nonqualified stock options to purchase 7,222 shares of our Common Stock which vest as follows: 3,611 were vested on the date of grant and 3,611 vest on November 29, 2016.
Other Compensation Matters
On January 20, 2016, Mr. Maura and the Company entered into a Subsidiary Service Agreement (the “Services Agreement”). Separately, on January 20, 2016, Mr. Maura and Spectrum Brands entered into an employment agreement (“SPB Agreement”). Pursuant to the SPB Agreement, in addition to Mr. Maura’s continuing role as an employee and director of the Company, Mr. Maura also serves as the Executive Chairman of the board of directors of Spectrum Brands. Pursuant to the Services Agreement, the Company and Mr. Maura have agreed to reduce certain compensation that Mr. Maura has received or will receive from the Company by compensation that Mr. Maura has received or will receive from Spectrum Brands in the future.  In connection with entering into the SPB Agreement, in February 2016, Spectrum Brands granted to Mr. Maura fully vested shares of Spectrum Brands common stock valued at $6,000,000 on the date of the grant (the “Initial Equity Grant”). Mr. Maura’s annual bonus from the Company for Fiscal 2016 will be reduced, but not below zero, by the amount of the Initial Equity Grant.  Such reduction will be in the following order for the bonus that would otherwise be payable by HRG for Fiscal 2016: vested Company stock, unvested Company stock, vested cash, unvested cash, vested Company options, unvested Company options and unvested Company stock for years prior to 2016. In addition, pursuant to the Services Agreement, Mr. Maura no longer receives a base salary from the Company while he receives a base salary from Spectrum Brands, and as of April 20, 2016, no longer participates in the Company’s benefit plans (except for the Company’s FlexNet program).  If Mr. Maura’s employment is terminated by the Company and Spectrum Brands within a six month timeframe, then Mr. Maura’s severance from the Company will be reduced by the amount of severance from Spectrum Brands. The Services Agreement will remain in effect until the last day of the fiscal year of HRG in which Mr. Maura’s employment with the Company or Spectrum Brands terminates and thereafter as necessary.  The foregoing description of the Services Agreement and the SPB Agreement is not complete and is qualified by reference in its entirety to the text of the agreements.

COMPENSATION AND BENEFITS
Summary Compensation Table
The following table discloses compensation for Fiscal 2015, Fiscal 2014 and Fiscal 2013 received by Messrs. Asali, Williams, Maura, Sena and Falcone, each of whom was a “named executive officer” for all or a portion of Fiscal 2015. As disclosed in greater detail elsewhere in this report, Mr. Falcone’s employment with the Company terminated on December 1, 2014 and Mr. Sena’s employment with the Company terminated on May 20, 2015.
In reading the table below, it should be noted that under the Company’s bonus plan, the Company does not pay any bonuses with respect to any fiscal year until the completion of such fiscal year. Pursuant to SEC disclosure rules, cash compensation payable for any fiscal year is included in the column titled “Non-Equity Incentive Plan Compensation” for such fiscal year (although no amounts are actually payable until after the end of such fiscal year). However, in the case of equity awards, the SEC disclosure rules require that the Summary Compensation Table and the Grants of Plan-Based Awards Table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. Since under the Company’s bonus plan equity compensation for any fiscal year is not granted until the completion of such fiscal year, the value of such equity is not included in the Summary Compensation Table or the Grants of Plan-Based Awards Table for such year, but in accordance with SEC rules is, or will be, as applicable, included in next year’s compensation disclosure. For instance, equity awards granted pursuant to the 2015 Bonus Plan were issued after the end of our Fiscal 2015 and are not presented in this year’s Summary Compensation Table or the Grants of Plan-Based Awards Table. Such grants will be presented in next year’s tables. Notwithstanding the foregoing, we do disclose these awards in this report under the section titled “Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan.” For more details, please see footnote (2) to the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1) (2)	Option Awards ($) (1) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($) (5)
Omar M. Asali, President and Chief Executive Officer	2015	500,000	—		10,348,776	1,809,401	171,000	50,000	12,879,177
	2014	500,000	—		12,227,772	2,017,608	7,886,000	138,839	22,770,219
	2013	500,000	—		10,055,560	1,934,395	8,000,000	49,940	20,539,895
Thomas A. Williams, former Executive Vice President and Chief Financial Officer	2015	500,000	1,000,000	(6)	3,721,321	648,673	—	63,000	5,932,994
	2014	500,000	—		4,554,840	750,825	2,836,000	62,750	8,704,415
	2013	500,000	—		1,835,004	351,865	2,980,000	60,000	5,726,869
David M. Maura, Executive Vice President of Investments and Managing Director	2015	500,000	—		5,044,576	866,770	135,000	50,000	6,596,346
	2014	500,000	—		11,889,468	1,966,376	3,844,000	50,000	18,249,844
	2013	500,000	—		8,044,448	1,547,516	7,778,000	50,000	17,919,964
Michael J. Sena, former Senior Vice President and Chief Accounting Officer (7)	2015	173,077	—		629,897	109,200	—	33,781	945,955
	2014	250,000	—		611,388	100,084	480,000	23,231	1,464,703
	2013	211,538	100,000		83,300	108,123	400,000	19,003	921,964
Philip A. Falcone, former Chairman of the Board, and Chief Executive Officer (8)	2015	84,615	—		—	—	3,300,000	20,550,000	23,934,615
	2014	488,462	—		—	9,669,990	17,500,000	50,000	27,708,452
	2013	—	—		—	—	—	50,000	50,000

(1)
All stock and option awards were granted under the Harbinger Group Inc. 2011 Omnibus Equity Award Plan (the “2011 Plan”). These columns reflect the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, See Note 18 to Consolidated Financial Statements included in the Original 10-K.

(2)
As discussed in greater detail above, equity awards granted pursuant to the 2015 Bonus Plan were issued after the end of our Fiscal 2015 and are not presented in this table. Such grants will be presented in next year’s table. Notwithstanding the foregoing, we do disclose these awards in this report under section titled “Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan.” The equity awards presented in this table were granted in November and December 2014 pursuant to the bonus plan for Fiscal 2014 (the “2014 Bonus Plan”). The equity awards made pursuant to the 2014 Bonus Plan were not included in the Summary Compensation Table or Grants of Plan-Based Awards Table in our report for Fiscal 2014 because such awards were not granted until after the end of our Fiscal 2014. These awards were disclosed, however, in the Compensation Discussion and Analysis in our report for Fiscal 2014. Pursuant to the 2014 Bonus Plan, the following grants were made in November and December 2014: (A) On November 25, 2014, Mr. Asali was granted (i) $1,312,326, in the form of 98,228 fully vested shares of our Common Stock, (ii) $9,036,450, in the form of 676,381 shares of restricted stock which vest as follows: 98,228 on November 29, 2015, 289,077 on November 29, 2016, and 289,076 on November 29, 2017 and (iii) $1,809,401, in the form of nonqualified stock options to purchase 340,232 shares of our Common Stock which vest as follows: 43,145 were vested on the date of grant, 43,145 on November 29, 2015, 126,971 on November 29, 2016 and 126,971 on November 29, 2017. (B) On November 25, 2014, Mr. Williams was granted (i) $524,928, in the form of 39,291 fully vested shares of our Common Stock, (ii) $3,196,393, in the form of 239,251 shares of restricted stock which vest as follows: 39,291 on November 29, 2015, 99,980 on November 29, 2016, and 99,980 on November 29, 2017 and (iii) $648,673, in the form of nonqualified stock options to purchase 122,344 shares of our Common Stock which vest as follows: 17,258 were vested on the date of grant, 17,258 on November 29, 2015, 43,914 on November 29, 2016 and 43,914 on November 29, 2017. (C) On November 25, 2014, Mr. Maura was granted (i) $1,049,856, in the form of 78,582 fully vested shares of our Common Stock, (ii) $3,994,720, in the form of 299,006 shares of restricted stock which vest as follows: 78,582 on November 29, 2015, 110,212 on November 29, 2016, and 110,212 on November 29, 2017 and (iii) $866,770, in the form of nonqualified stock options to purchase 165,848 shares of our Common Stock which vest as follows: 34,516 were vested on the date of grant, 34,516 on November 29, 2015, 48,408 on November 29, 2016 and 48,408 on November 29, 2017. (D) On November 25, 2014, Mr. Sena was granted (i) $104,983, in the form of 7,858 fully vested shares of our Common Stock, (ii) $524,914, in the form of 39,290 shares of restricted stock which vest as follows: 7,858 on November 29, 2015, 15,716 on November 29, 2014, and 15,716 on November 29, 2017 and (iii) $109,200, in the form of nonqualified stock options to purchase 20,709 shares of our Common Stock which vest as follows: 3,452 were vested on the date of grant, 3,452 on November 29, 2015, 6,903 on November 29, 2016 and 6,902 on November 29, 2017.

(3)
For Fiscal 2015, reflects the cash portion of the incentive awards earned by our named executive officers pursuant to the 2015 Bonus Plan with respect to services performed for the Company during Fiscal 2015. For Mr. Falcone this amount is pursuant to the Falcone Separation Agreement. As discussed in great detail under the heading “Annual Bonus Plan-Corporate Bonus” above, in Fiscal 2015, we reduced deferred cash bonuses previously granted to Messrs. Asali, Williams and Maura in Fiscal 2013 and 2014 pursuant to the terms of the 2015 Bonus Plan.

(4)
For Fiscal 2015, (i) for Mr. Falcone, amounts in this column represent a one-time severance payment of $20.5 million, pursuant to the Falcone Separation Agreement and the value of his FlexNet cash benefit of $50,000, utilized for transportation services during Fiscal 2015, (ii) for Mr. Asali, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for transportation; (iii) for Mr. Williams, amounts in this column represent the Company’s matching contribution under our 401(k) Plan in the amount of $10,000 and the value of his FlexNet cash benefit of $50,000, utilized for transportation services, technology reimbursement, financial services and health and welfare programs; (iv) for Mr. Maura, amounts in this column represent the value of his FlexNet cash benefit of $50,000, utilized for health and welfare programs, transportation and travel services; (v) for Mr. Sena, amounts in this column represent the Company’s matching contribution under our 401(k) Plan in the amount of $8,781 and the value of his FlexNet cash benefit of $25,000, utilized for health and welfare programs, tax preparation and technology.

(5)
See section titled “HRG Subsidiary Fees” above for a discussion of the compensation received by certain of our named executive officers from our subsidiaries during Fiscal 2015. Such amounts are not reflected in this table.

(6)	This represents the amount earned pursuant to the Williams Retention and Release Agreement.
(7)	Mr. Sena’s Fiscal 2015 base salary represents the amount he earned from September 30, 2014 through May 20, 2015, which was the date his employment with the Company terminated.
(8)	Mr. Falcone’s base salary represents the amount he earned from September 30, 2014 through December 1, 2014 ,which was the date his employment with the Company was terminated.
Agreements with Named Executive Officers
Employment Agreements with Messrs. Asali, Williams, Maura and Sena
On February 11, 2014, the Company entered into amended and restated employment agreements with Messrs. Asali, Williams and Maura. Each amended and restated employment agreement provides for a one year term which automatically renews each October 1, subject to earlier termination. The amended and restated employment agreements provide for an annual base salary of $500,000 and entitle the executives to participate in the Company’s annual bonus plan comprised of a mix of cash and equity (see discussion above in the section titled “Annual Bonus Plan” for a more detailed discussion of the bonus). Messrs. Asali, Williams and Maura previously received an initial equity grant of stock options and restricted stock, in connection with each executive’s entry into his original employment agreement. In addition, the Company and Mr. Williams entered into a Retention and Release Agreement, dated August 6, 2015, as described more fully under the heading “Compensation and Benefits - Payments Upon Termination and Change of Control.”
Messrs. Asali, Williams and Maura are, in certain circumstances, also subject to certain non-competition restrictions for six (6) months post-termination of employment and certain non-solicitation restrictions for eighteen (18) months post-termination of employment, a four year post-employment cooperation provision and a mutual nondisparagement covenant.
On November 1, 2012, the Company entered into an employment agreement with Mr. Sena as its Senior Vice President and Chief Accounting Officer, effective as of November 19, 2012. Mr. Sena’s annual base salary was $250,000. In accordance with his employment agreement, Mr. Sena was also eligible for an annual bonus comprised of a mix of cash and equity. In addition, on November 19, 2012, Mr. Sena was granted an initial long term equity grant of 10,000 shares of restricted stock and nonqualified stock options to purchase 30,000 shares of our Common Stock. Mr. Sena was also subject to certain non-competition restrictions for six months following termination of employment and certain non-solicitation restrictions for 18 months following termination of employment, as well as perpetual confidentiality and non-disparagement provisions. As discussed above, effective May 20, 2015, Mr. Sena’s employment with the Company was terminated.
Grants of Plan-Based Awards for Fiscal 2015
The following table provides information concerning awards granted in Fiscal 2015 to our named executive officers. As disclosed in greater detail elsewhere in this report, Mr. Falcone’s employment with the Company was terminated on December 1, 2014 and Mr. Sena’s employment with the Company terminated on May 20, 2015.
In reading the table below, it should be noted that SEC disclosure rules require that this table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. Since under the Company’s bonus plan equity compensation for any fiscal year is not granted until the completion of such fiscal year, the value of such equity is not included in the Summary Compensation Table or the Grants of Plan-Based Awards Table for such year, but in accordance with SEC rules is, or will be, as applicable, included in next year’s compensation disclosure. For instance, equity awards granted pursuant to the 2015 Bonus Plan were issued after the end of our Fiscal 2015 and are not presented in this year’s Summary Compensation Table or the Grants of Plan-Based Awards Table. Such grants will be presented in next year’s tables. Notwithstanding the foregoing, we do disclose these awards in this report under the section titled “Equity Grants Awarded After Fiscal 2015 Pursuant to the 2015 Bonus Plan.” For more details, please see footnote (2) to the Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($) (3)
		Threshold	Target ($) (1)	Maximum
Omar M. Asali			2,500,000
	11/25/2014					340,232	13.36	1,809,401
	11/25/2014				774,609			10,348,776
Thomas A. Williams			1,000,000
	11/25/2014					122,344	13.36	648,673
	11/25/2014				278,542			3,721,321
David M. Maura			2,000,000
	11/25/2014					165,848	13.36	866,770
	11/25/2014				377,588			5,044,576
Michael Sena			200,000
	11/25/2014					20,709	13.36	109,200
	11/25/2014				47,148			629,897
Phillip A. Falcone			—		—	—	—	—

(1)
This reflects the target payouts to our named executive officers pursuant to the 2015 Bonus Plan with respect to services performed for the Company during Fiscal 2015. Note that the 2015 Bonus Plan is payable 40% in cash and 60% in equity and such equity was granted after September 30, 2015. In accordance with SEC rules, the equity portion (payable in stock, restricted stock and options) is not reportable in this report’s Grants of Plan Based Award table or Summary Compensation table, but will be reported in next year’s tables for Fiscal 2016. The maximum bonus payment to any individual under the 2015 Bonus Plan with respect to any year is subject to the $20 million Award Cap.

(2)	All restricted stock and option awards made in Fiscal 2015 were granted pursuant to the 2014 Bonus Plan.
(3)
This column reflects the aggregate grant date fair value of the option and stock awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions). For a discussion of the relevant valuation assumptions, see Note 18 to Consolidated Financial Statements included in the Original 10-K.

Outstanding Equity Awards as of September 30, 2015

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Omar M. Asali	750,000	250,000	(3)	—	4.86	2/14/2022	—		—
	343,518	201,382	(4)	—	8.52	11/29/2022	441,340	(4)	5,176,918
	102,272	306,819	(8)	—	11.76	11/29/2023	764,235	(8)	8,964,477
	43,145	297,087	(11)	—	13.36	11/29/2024	676,381	(11)	7,933,949
Thomas A. Williams	35,000	35,000	(5)	—	4.81	5/14/2022	—		—
	78,838	21,983	(6)	—	8.52	11/29/2022	48,178	(6)	565,128
	40,910	111,476	(9)	—	11.76	11/29/2023	277,672	(9)	3,257,093
	17,258	105,086	(12)	—	13.36	11/29/2024	239,251	(12)	2,806,414
David M. Maura	—	177,500	(3)	—	4.86	2/14/2022	—		—
	274,814	161,106	(7)	—	8.52	11/29/2022	353,072	(7)	4,141,535
	81,818	315,955	(10)	—	11.76	11/29/2023	786,993	(10)	9,231,428
	34,516	131,332	(13)	—	13.36	11/29/2024	299,006	(13)	3,507,340
Philip A. Falcone	—	1,800,000	(14)	—	13.125	9/6/2018	—		—
Michael Sena	—	—		—	—		—		—

(1)	The exercise price of all equity awards is equal to the fair market value (closing sale price of our Common Stock) on the date of grant.
(2)	The amounts in this column reflect the fair market value of the unvested restricted stock based on the closing stock price of $11.73 on the last trading day in Fiscal 2015.
(3)	Messrs. Asali’s and Maura’s unvested option awards vested on October 1, 2015.
(4)	Mr. Asali’s unvested option award will vest as follows: 201,382 on November 29, 2015. Mr. Asali’s restricted stock will vest as follows: 441,340 on November 29, 2015.
(5)	Mr. Williams’ unvested option awards vest on March 5, 2016.
(6)	Mr. Williams’ unvested option awards will vest as follows: 21,983 on November 29, 2015. Mr. Williams’ restricted stock will vest as follows: 48,178 on November 29, 2015.
(7)	Mr. Maura’s unvested option awards will vest as follows: 161,106 on November 29, 2015. Mr. Maura’s restricted stock will vest as follows: 353,072 on November 29, 2015.
(8)
Mr. Asali’s unvested option awards will vest as follows: 153,409 on November 29, 2015 and 153,410 on November 29, 2016. Mr. Asali’s restricted stock will vest as follows: 382,118 on November 29, 2015, and 382,117 on November 29, 2016.

(9)
Mr. William’s unvested option awards will vest as follows: 55,738 on November 29, 2015 and 55,738 on November 29, 2016. Mr. William’s restricted stock will vest as follows: 138,836 on November 29, 2015, and 138,836 on November 29, 2016.

(10)
Mr. Maura’s unvested option awards will vest as follows: 157,977 on November 29, 2015 and 157,978 on November 29, 2016. Mr. Maura’s restricted stock will vest as follows: 393,497 on November 29, 2015, and 393,496 on November 29, 2016.

(11)
Mr. Asali’s unvested option awards will vest as follows: 43,145 on November 29, 2015 and 126,971 on November 29, 2016 and 126,971 on November 2017. Mr. Asali’s restricted stock will vest as follows: 98,228 on November 29, 2015, and 289,077 on November 29, 2016 and 289,076 on November 29, 2016.

(12)
Mr. William’s unvested option awards will vest as follows: 17,258 on November 29, 2015 and 43,914 on November 29, 2016 and 43,914 on November 2017. Mr. William’s restricted stock will vest as follows: 39,291 on November 29, 2015, and 99,980 on November 29, 2016 and 99,980 on November 2017.

(13)
Mr. Maura’s unvested option awards will vest as follows: 34,516 on November 29, 2015 and 48,408 on November 29, 2016 and 48,408 on November 2017. Mr. Maura’s restricted stock will vest as follows: 78,582 on November 29, 2015, and 110,212 on November 29, 2016 and 110,212 on November 29, 2017.

(14)	Mr. Falcone’s unvested warrant awards will vest as follows 600,000 on each of March 2016, 2017, 2018.

Option Exercises and Stock Vested in Fiscal 2015

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting		Value Realized on Vesting ($) (6)
Omar M. Asali	—	—		350,000	(1)	4,539,500
				441,340	(2)	5,997,811
				127,373	(3)	1,730,999
				98,228	(4)	1,334,919
Thomas A. Williams	—	—		50,000	(1)	623,000
				48,178	(2)	654,739
				50,949	(3)	692,397
				39,291	(4)	533,965
David M. Maura	177,500	2,415,775	(5)	250,000	(1)	3,242,500
				353,072	(2)	4,798,248
				101,898	(3)	1,384,794
				78,582	(4)	1,067,929
Michael Sena	—	—		—		—
Philip A. Falcone	—	—		—		—

(1)	Represents initial stock awards which fully vested for Messrs. Asali and Maura on October 1, 2014 and for Mr. Williams on March 5, 2015.
(2)	Represents restricted stock awards granted pursuant to the bonus plan for Fiscal 2012, which vested on November 29, 2014.
(3)	Represents restricted stock awards granted pursuant to the bonus plan for Fiscal 2013, which vested on November 29, 2014.
(4)	Represents stock awards granted pursuant to the 2014 bonus plan which were fully vested on the November 25, 2014 grant date.
(5)	The value realized on exercise is based on a weighted average stock price derived from a stock price range of $13.5 to $13.7 during a series of exercises that occurred during Fiscal 2015.
(6)	The value realized on vesting is based on the stock price of $12.97 on October 1, 2014, $13.59 on December 1, 2014 and $12.46 on March 5, 2015.
Pension Benefits
For Fiscal 2015, the Company did not maintain any defined benefit pension plan for the benefit of our named executive officers.
Nonqualified Deferred Compensation
Our annual bonus program provides for an automatic deferral of payouts in excess of two times the target bonus pool. These cash amounts, payable on a deferred basis pursuant to the 2013 and 2014 Bonus Plans, were previously included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for such fiscal years.

Name	Registrant Contributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Omar M. Asali	$5,886,000	$8,886,000
Thomas A. Williams	2,036,000	3,126,000
David M. Maura	2,244,000	5,333,000
Michael Sena	320,000	—
Philip A. Falcone	—	—
Payments Upon Termination and Change of Control
Termination Payments Payable to Messrs. Asali, Williams and Maura
The following describes payment that Messrs. Asali, Williams and Maura would have been entitled to receive had their employment been terminated in Fiscal 2015 under certain circumstances. Mr. Asali and Mr. Maura’s employment was not terminated in Fiscal 2015 and while Mr. Williams’ employment was terminated in Fiscal 2015, he received payments described under “Williams Retention Agreement” below and not as described in this paragraph. If during the term of the amended and restated employment agreements, the Company terminates an executive’s employment without “Cause” (as defined in each amended and restated employment agreement) or if the executive terminates his employment for “Good Reason” (as defined below), subject to the executive executing a general release of claims in favor of the Company, the Company is required to pay or provide the executive with: (i) his base salary for twelve months in continuing installments; (ii) vesting of the initial equity grant on the dates it would otherwise have vested (and the restrictions on the restricted stock will lapse) had executive continued to be an active employee of the Company; (iii) vesting of 100% of the unpaid deferred cash portion, if any, of annual bonuses awarded for years prior to the year of termination, with payment on the same scheduled payment dates (provided that the deferral shall not be for more than four years) and vesting of 100% of the unvested equity portion, if any, of annual bonuses awarded for years prior to the year of termination, with such vesting to occur on the same dates that such equity would otherwise vest had the executive continued to be an active employee of the Company; (iv) eligibility to receive a pro-rata annual bonus for the year of termination, based on achievement of performance, provided that the cash portion of such bonus shall be paid and the equity portion of such bonus shall be granted in the same proportion of cash and equity that are granted to other Company executives, and 50% of such amounts shall be paid within 74 days after the end of the fiscal year and the remaining 50% shall be paid on the first anniversary of such date and (vi) COBRA reimbursement for a period of up to twelve (12) months (the “Benefits Continuation”). In addition, the Company shall pay the executive any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.
In addition, during the period beginning sixty days prior to a Change in Control (as defined in each amended and restated employment agreement) or, if earlier, upon the signing of a definitive agreement to enter into a Change in Control (which in each case actually results in a Change in Control) and ending upon the first anniversary of such Change in Control, if the Company terminates the executive’s employment without Cause or if the executive terminates his employment for Good Reason, then in lieu of the severance described above, the Company shall pay or provide the executive with: (i) the sum of two times (x) his base salary and (y) the greater of (A) target variable compensation (per the relevant year’s bonus plan) or (B) $2.5 million, payable in installments over 24 months; (ii) vesting of the initial equity grant as set forth above; (iii) vesting of 100% of any unvested equity for annual bonuses awarded prior to the year of termination; (iv) 100% vesting of the unpaid deferred cash portion, if any of annual bonuses awarded for years prior to the year of termination, with payment within 74 days after the Change in Control or cessation of employment (unless Section 409A of the Internal Revenue Code requires payment on the original payment dates); (v) eligibility for a pro rata annual bonus for the year of termination, based on achievement of performance determined in accordance with the employment agreement, provided that 50% of such amounts shall be paid in cash within 74 days after the end of the fiscal year and the remaining 50% shall be paid in cash on the first anniversary of such date; (vi) outplacement services; and (vii) COBRA reimbursement for up to 18 months.
Upon a termination of employment due to the executive’s death or “Disability” (as defined in the employment agreements), the Company shall pay or provide such executive with (i) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, (ii) the Benefits Continuation, subject to receiving a signed waiver and general release of claims from the executive, and (iii) any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.
“Good Reason” for each of Messrs. Asali, Williams and Maura means the occurrence, without an executive’s express written consent, of any of the following events: (A) a material diminution in executive’s authority, duties, responsibilities or title; (B) a diminution of base salary; (C) a change in the geographic location of the executive’s principal place of performance of his services to a location more than thirty (30) miles outside of New York City that is also more than thirty (30) miles from his primary residence at the time of such change, except for travel consistent with the terms of the employment agreement; (D) the Company gives notice that the term of the employment agreement is not to be extended so long as the executive continues to perform his duties for the Company through the end of the term and separates from the Company at the end of the term; (E) a material breach by the Company of the employment agreement; (F) the failure by the Company to provide for executive’s participation in an annual bonus arrangement (whether paid annually or over a period not to exceed four fiscal years); or (G) the Company’s material reduction in the target amount or maximum bonus opportunity that may be earned under the Company’s bonus arrangement if the performance criteria are satisfied (and for Mr. Asali only, modification of the Company’s bonus arrangement in a manner that materially reduces executive’s reasonable opportunity to achieve such bonus, relative to executive’s prior participation). In addition, for Mr. Asali only, Good Reason includes if Mr. Asali is not re-nominated to the Board (unless such nomination would violate any legal restriction or order or would cause the Board to be in breach of its fiduciary obligations). An executive must give the Company a written notice (specifying in detail the event or circumstances claimed to give rise to Good Reason) within ninety (90) days after the executive has knowledge that an event constituting Good Reason has occurred, or is deemed to have occurred and must give the Company thirty (30) days to cure. If not cured, the executive must actually terminate his or her employment within 120 days following the event constituting Good Reason; otherwise, that event will no longer constitute Good Reason (except with respect to (D) above).
Williams Retention Agreement
As discussed above, on August 6, 2015, the Company and Mr. Williams entered into a Retention and Release Agreement (“the Williams Retention Agreement”) pursuant to which Mr. Williams continued to serve as the Company’s Executive Vice President and Chief Financial Officer until January 1, 2016 (the “Designated Date”). In accordance with the terms of Mr. Williams’ existing employment agreement, the Williams Retention Agreement provides that, subject to Mr. Williams’ providing a customary release of claims and his compliance with his post-termination restrictive covenants, the Company will pay and provide him the following: (i) $500,000 payable over a period of twelve (12) months following the Designated Date; (ii) vesting on March 5, 2016 of unvested options to purchase 35,000 shares of Company stock that were awarded to Mr. Williams in 2012; (iii) vesting of 100% of the unpaid deferred cash portion of Mr. Williams’ annual bonuses awarded for years prior to the Designated Date, in an amount equal to $3,126,000 with payment thereof to be on the dates such bonuses are paid to other senior executives of the Company (as disclosed in sections titled “How We Determine Each Element of Compensation - Individual Bonus” and “Summary of Sound Governance Features of Our Compensation Plan - What We Did For Fiscal 2015,” in Fiscal 2015 Mr. Williams’ compensation was reduced by $227,664 and may be reduced further pursuant to the terms of the Company’s bonus plan); (iv) continued vesting of 100% of the unvested options to purchase shares of Company stock and the unvested shares of restricted stock of the Company, that were awarded to Mr. Williams in respect of the annual bonuses for years prior to the Designated Date, such that such options and restricted stock units shall vest on the dates they would otherwise vest had Mr. Williams remained an employee of the Company; and (v) COBRA reimbursement for a period up to twelve (12) months following the Designated Date, with an approximate value equal to $39,800. Pursuant to the Williams Retention Agreement, Mr. Williams also received a cash bonus for Fiscal 2015 equal to $1 million. Except for such bonus, Mr. Williams is not entitled to any other bonus for Fiscal 2015 and Fiscal 2016. Mr. Williams received payment of his base salary and any unpaid vacation time and unreimbursed business expenses through the Designated Date. Mr. Williams remains subject to post-employment restrictive covenants in favor of the Company, including certain non-competition restrictions for six (6) months post-termination of employment, certain non-solicitation restrictions for eighteen (18) months post-termination of employment, and four year post-employment cooperation provision.
Termination Payments Payable to Mr. Sena
The following describes the payments that Mr. Sena would have been entitled to receive had his employment been terminated under certain circumstances. Though Mr. Sena’s employment was terminated during Fiscal 2015, he was not entitled to receive any severance payments in connection therewith.
If during the term of his employment agreement, the Company terminates Mr. Sena’s employment without “Cause” (as defined in his employment agreement) or if Mr. Sena resigns his employment for “Good Reason” (as defined below), then, subject to receiving a signed separation agreement and general release of claims from Mr. Sena, the Company shall pay or provide Mr. Sena with (i) severance equal to six months base salary in accordance with the terms of the Company’s then current severance plan, (ii) vesting of the initial equity grant on a pro-rata basis based on the length of time elapsed (calculated as if Mr. Sena worked for an additional six months after the date of termination), (iii) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid, and (iv) eligibility for a pro-rated annual bonus for the fiscal year of termination, but only to the extent that the bonus is based on his achieving objective goals based entirely on his performance, and he has actually achieved those goals before his termination. In addition, the Company shall pay Mr. Sena any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses. Mr. Sena is not eligible to receive any Corporate Bonus (based on increase in NAV), or any other individual bonus, in the fiscal year of termination unless he remains employed through the last business day of such fiscal year.
Upon a termination of employment due to the executive’s death or “Disability” (as defined in the employment agreements), the Company shall pay or provide such executive with (i) payment of any non-deferred portion of the annual bonus for the prior year which was earned but unpaid and (ii) any accrued but unpaid base salary and vacation time and any properly incurred but unreimbursed business expenses.
“Good Reason” for Mr. Sena means the occurrence, without an executive’s express written consent, of any of the following events: (A) a material diminution in executive’s authority, duties, responsibilities or title; (B) a diminution of base salary; (C) a change in the geographic location of the executive’s principal place of performance of his services to a location more than thirty (30) miles outside of New York City that is also more than thirty (30) miles from his primary residence at the time of such change, except for travel consistent with the terms of the employment agreement; or (D) a material breach by the Company of the employment agreement. Mr. Sena must give the Company a written notice (specifying in detail the event or circumstances claimed to give rise to Good Reason) within twenty-five (25) days after the executive has knowledge that an event constituting Good Reason has occurred, or is deemed to have occurred and must give the Company thirty (30) days to cure. If not cured, the executive must actually terminate his or her employment within 120 days following the event constituting Good Reason; otherwise, that event will no longer constitute Good Reason (except with respect to (D) above).
Termination Payments Payable to Mr. Falcone
On November 25, 2014, the Company and Mr. Falcone entered into the Falcone Separation Agreement, pursuant to which Mr. Falcone was paid (i) $20.5 million as a one-time payment, (ii) $16.5 million, which constituted the unpaid portion of Mr. Falcone’s Fiscal 2014 annual bonus (in cash, rather than a combination of cash and equity) and (iii) $3.3 million, which constituted a pro-rata bonus for Fiscal 2015 (in cash, rather than a combination of cash and equity) for service through December 1, 2014 based on anticipated results. Mr. Falcone’s warrant agreement was amended to provide for continued vesting, in accordance with the prior vesting schedule, as if Mr. Falcone remained employed with the Company through each applicable vesting date. In exchange, Mr. Falcone executed a general release of claims in favor of the Company and agreed to various restrictive covenants, including covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality, and further cooperation. The Falcone Separation Agreement further provides, among other things, that for a period of two years from the date of Mr. Falcone’s resignation, without the approval of a majority of the directors on the Board, Mr. Falcone may not, and may not cause his affiliates, to (i) enter into or seek to enter into a business combination involving the Company, (ii) seek representation or control of the Board or affairs of the Company, (iii) purchase or acquire additional securities of the Company, (iv) make certain proposals or solicit such proxies, or (v) have any discussions or enter into any arrangements with, or assist any other person in connection with any of the foregoing.
Summary of Termination Payments
The following table sets forth amounts of compensation that would have been paid to Messrs. Asali, Williams and Maura, if their employment was terminated without Cause or for Good Reason. The amounts shown assume that such termination was effective as of September 30, 2015.
As discussed above, Messrs. Falcone and Sena were no longer employed on September 30, 2015 and Mr. Williams would receive the amounts described above under the heading “Williams Retention Agreement.”
Termination without Cause or for Good Reason

Name	Cash Severance(1)	Initial Equity Grant(2)	Prior Year Annual Bonus(3)	Benefits Continuation(4)	Total
Omar M. Asali	$500,000	$1,717,500	$31,607,780	$39,800	$33,865,080
Thomas A. Williams	500,000	242,200	9,825,200	39,800	10,607,200
David M. Maura	500,000	1,219,425	22,730,453	39,800	24,489,678

(1)	This column reflects payment of twelve months of base salary, payable in continuing installments.
(2)
For Messrs. Asali, Williams and Maura, the figures represent the value of the entire unvested portion of the original grant of options, based on the closing stock price of $11.73 on the last trading day in Fiscal 2015.

(3)
This column reflects vesting of 100% of the unpaid deferred cash portion under prior year bonus plans and vesting of 100% of the unvested equity portion granted pursuant to prior year bonus plans, based on the closing stock price of $11.73 on the last trading day in Fiscal 2015. In addition, Messrs. Asali and Maura would each be entitled to receive their actual bonus for Fiscal 2015 (as described above) because they worked through the last day of that fiscal year and Mr. Williams would be entitled to receive $1 million in respect to the Fiscal 2015 bonus, pursuant to the Williams Retention Agreement.

(4)	This column reflects COBRA premium reimbursements for 12 months, which are also payable if the executive’s employment is terminated due to death or Disability.
The following table sets forth amounts of compensation that would have been paid to Messrs. Asali, Williams and Maura if their employment was terminated without Cause or for Good Reason during the period that begins sixty days prior to a Change in Control and ends upon the first anniversary of such Change in Control. The amounts shown assume that such termination was effective as of September 30, 2015.
Upon a Termination without Cause or for Good Reason within Change of Control Period

Name	Cash Severance (1)	Initial Equity Grant (2)	Prior Year Annual Bonus (3)	Benefits Continuation (4)	Outplacement Services (5)	Total
Omar M. Asali	$6,000,000	$1,717,500	$31,607,780	$59,699	$15,000	$39,399,979
Thomas A. Williams	500,000	242,200	9,825,200	39,800	—	10,607,200
David M. Maura	6,000,000	1,219,425	22,730,453	59,699	15,000	30,024,577

(1)
For Messrs. Asali and Maura, this column reflects the sum of two times (x) base salary and (y) the greater of (A) target bonus compensation or (B) $2.5 million, payable in installments over 24 months. For Mr. Williams, this column reflects payment of twelve months of base salary, payable in continuing installments.

(2)	Vesting of initial equity grants as provided above.
(3)
This column reflects payment of 100% of the unpaid deferred cash portion under prior year bonus plans and vesting of 100% of the unvested equity portion granted pursuant to prior year bonus plans, based on the closing stock price of $11.73 on the last trading day in Fiscal 2015. In addition, Messrs. Asali and Maura would each be entitled to receive their actual bonus for Fiscal 2015 (as described above) because they worked through the last day of that fiscal year and Mr. Williams would be entitled to receive $1 million in respect to his Fiscal 2015 bonus, pursuant to the Williams Retention Agreement.

(4)
This column reflects COBRA premium reimbursement payments for up to 18 months for Messrs. Asali and Maura and up to 12 months for Mr. Williams. In addition, COBRA premium reimbursements are payable for 12 months if the executive’s employment is terminated due to death or Disability.

(5)	This column reflects estimated payments for outplacement services.
Director Compensation
Directors who are not employees of the Company (“non-employee directors”) receive an annual retainer of $80,000 (paid on a quarterly basis). Non-employee directors also receive an annual equity award of $80,000, granted as restricted stock or restricted stock units, which vest on the last date of the Company’s fiscal year, subject to continued service on the Board on such date.
In addition, newly elected non-employee directors receive a commencement equity award of $80,000, granted as restricted stock or restricted stock units, to vest in full on the one-year anniversary of the commencement of each such director’s service on the Board. Newly elected directors are only entitled to receive the annual equity award in the first fiscal year commencing immediately following the date such newly elected director becomes a member of the Board.
For Fiscal 2015, compensation for service on the standing committees of the Board is paid in quarterly installments as follows:

Committee	Chair Annual Retainer	Member Annual Retainer
Audit	$26,000	$15,000
Compensation	$15,000	$6,000
Nominating and Corporate Governance	$10,000	$5,000
In addition, if a non-employee director attends in excess of 20 in-person committee meetings of our Board in one fiscal year, then such director receives $1,500 for each meeting in excess of 20 that such director attends.
We maintain a non-employee director share retention requirement, requiring each non-employee director to retain ownership of 100% of his or her covered shares, net of taxes and transaction costs, until the earlier of (i) the date of such director’s termination of employment or (ii) the date such person is no longer a director.
On November 24, 2014, equity awards of 5,988 restricted stock were granted to each of Messrs. Davis, Luterman and Ianna, which vested on September 30, 2015.
Director Compensation Table
The following table shows for Fiscal 2015 certain information with respect to the compensation of the directors of the Company, excluding Philip A. Falcone, Omar M. Asali and David M. Maura, whom did not receive any compensation for service as a director of HRG and whose compensation for their service as officers of HRG is disclosed above in the section entitled “Summary Compensation Table.”

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	Total
Frank Ianna (3)	$129,500	$80,000	$209,500
Gerald Luterman (3)	135,500	80,000	215,500
Joseph S. Steinberg (4)	91,000	—	91,000
Eugene I. Davis (3)	136,000	80,000	216,000
Keith Hladek (5)	—	—	—
Andrew Whittaker (6)	80,000	—	80,000
Curtis A. Glovier (7)	—	—	—

(1)
Messrs. Falcone, Maura and Asali were employees of our Company and did not receive any compensation from the Company for their services as HRG directors. See section titled “Summary Compensation Table.”

(2)	This column reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718 (disregarding any risk of forfeiture assumptions).
(3)	On November 25, 2014, equity awards of 5,988 restricted stock were granted to each of Messrs. Davis, Luterman and Ianna, which vested on September 30, 2015.
(4)
Mr. Steinberg joined the Board on July 1, 2014. Mr. Steinberg was entitled to, but did not receive director fees for his service to HRG for Fiscal 2014 or Fiscal 2015 until after Fiscal 2015. Accordingly, in addition to cash compensation reflected in the table above, on November 25, 2015, Mr. Steinberg was awarded 11,486 fully vested shares of the Company’s common stock, representing the initial award for services in Fiscal 2014 and an award for Fiscal 2015. Mr. Steinberg also received fees for Fiscal 2015 from Spectrum Brands and FGL, each of which will be disclosed in the public filings of Spectrum Brands and FGL.

(5)	Mr. Hladek was an employee of Harbinger Capital and did not receive any compensation for his service as a director of the Company. Mr. Hladek resigned from the Board, effective as of December 1, 2014.
(6)
Mr. Whittaker joined the Board on July 1, 2014. Mr. Whittaker was entitled to, but did not receive director fees for his service to HRG for Fiscal 2014 or Fiscal 2015, until after Fiscal 2015. Accordingly, in addition to cash compensation reflected in the table above, on November 25, 2015, Mr. Whittaker was awarded 11,486 fully vested shares of the Company’s common stock, representing the initial award for services in Fiscal 2014 and an award for Fiscal 2015.

(7)	Mr. Glovier joined the Board on February 19, 2015. For Fiscal 2015, Mr. Glovier was entitled to, but did not receive compensation for his services as director of HRG.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Currently, our Compensation Committee is composed of Messrs. Eugene I. Davis (Chairman), Curtis A. Glovier, Frank Ianna, Gerald Luterman, Andrew A. McKnight, and Joseph S. Steinberg. None of the members of our Compensation Committee is or has ever been one of our officers or employees. In addition, during Fiscal 2015, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
The information contained in this proxy statement shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with our management. Based on that review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION COMMITTEE
Eugene I. Davis (Chairman)
Curtis A. Glovier
Frank Ianna
Gerald Luterman
Andrew A. McKnight
Joseph S. Steinberg

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below shows the number of shares of our Common Stock beneficially owned by:

•	each director as of July 18, 2016,

•	each of our named executive officers for Fiscal 2015 as of July 18, 2016,

•	each person known to us to beneficially own more than 5% of our outstanding Common Stock as of July 18, 2016 (the “5% stockholders”), and

•	all directors and executive officers as a group, each as of July 18, 2016.
Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% stockholders, the number of shares of our Common Stock beneficially owned by 5% stockholders and former directors and officers, including shares of our Common Stock which may be acquired by them within 60 days, is based upon filings with the SEC as indicated in the footnotes to the table below. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to applicable community property laws. As of July 18, 2016, there were 200,713,392 shares of Common Stock outstanding (including shares of restricted stock) and 3,265,944 shares issuable upon the exercise of outstanding options and warrants and the vesting of restricted stock units that are currently exercisable or become exercisable or vest, as applicable, within 60 days of July 18, 2016.
Included in the computation of the number of shares of our Common Stock outstanding and beneficially owned by a person and the percentage ownership of that person in the table below are shares of our Common Stock that are subject to options, warrants or restricted stock units held by that person that are currently exercisable or become exercisable, or vest, as applicable, within 60 days of July 18, 2016.These shares of our Common Stock are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o HRG Group, Inc., 450 Park Avenue, 29th floor, New York, New York 10022.

Name and Address	Beneficial Ownership	Percent of Class
5% Stockholders as of July 18, 2016
Leucadia National Corporation (1)	46,633,479	23.23%
CF Turul Group (2)	32,994,740	16.44%
Leon G. Cooperman (3)	10,388,646	5.18%
Our Directors and Fiscal 2015 Named Executive Officers, each as of July 18, 2016†
Omar M. Asali (4)	3,793,484	1.89%
Eugene I. Davis	18,693	*
Philip A. Falcone (5) **	6,732,501	3.35%
Curtis A. Glovier	—	*
Frank Ianna	22,259	*
Gerald Luterman	22,259	*
David M. Maura (6)	2,036,047	1.01%
Michael Sena **	17,796	*
Joseph S. Steinberg	17,229	*
Andrew Whittaker	17,229	*
Thomas A. Williams (7) **	718,937	*
All current directors and executive officers as a group† (9 persons) (8)	5,927,200	2.95%
†     Mr. McKnight was appointed as a director of the Company on July 21, 2016 and accordingly was excluded from this table, which represents our directors, named executive officers and certain other beneficial owners as of July 18, 2016.
*     Indicates less than 1% of our outstanding Common Stock.
**     As disclosed in greater detail herein, Mr. Falcone’s and Mr. Sena’s employment with the Company was terminated during Fiscal 2015 and Mr. Williams’ employment with the Company was terminated in Fiscal 2016.

(1)
Based solely on a Schedule 13D, Amendment No. 2, filed with the SEC on November 26, 2014, Leucadia is the beneficial owner of 46,633,479 shares of our Common Stock, including the 28,000,000 shares Leucadia may from time to time sell and receive the proceeds from such sale for its own account. The address of Leucadia is 520 Madison Avenue, New York, New York 10022.

(2)
Based solely on a Schedule 13D, Amendment No. 4 filed with the SEC on February 23, 2015, CF Turul LLC is the beneficial owner of 32,994,740 shares of our Common Stock. The 32,994,740 shares excludes one share of our preferred stock owned by CF Turul, which cannot be converted into Common Stock. As described in the Schedule 13D, each of Fortress Credit Opportunities Advisors LLC, Fortress Credit Opportunities MA Advisors LLC, Fortress Credit Opportunities MA II Advisors LLC, FCO MA LSS Advisors LLC, Fortress Credit Opportunities MA Maple Leaf Advisors LLC, Fortress Global Opportunities (Yen) Advisors LLC, Drawbridge Special Opportunities Advisors LLC, Fortress Special Opportunities Advisors LLC, FIG LLC, Fortress Operating Entity I LP, FIG Corp., Fortress Investment Group LLC, Mr. Peter L. Briger, Jr., and Mr. Constantine M. Dakolias (collectively, the “CF Turul Group”) may also be deemed to be the beneficial owner of our shares of Common Stock beneficially owned by CF Turul, assuming the effectiveness of a joint investment committee agreement. The business address of CF Turul is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(3)
Based solely on a Schedule 13F-HR, filed with the SEC on May 16, 2016 and other filings with the SEC, Mr. Cooperman is the Managing Member of Omega Associates, L.L.C. (“Associates”). Associates is the general partner of limited partnerships known as Omega Capital Partners, L.P. (“Capital LP”), Omega Capital Investors, L.P. (“Investors LP”), and Omega Equity Investors, L.P. (“Equity LP”). Mr. Cooperman is the President, CEO, and sole stockholder of Omega Advisors, Inc. (“Advisors”) and Mr. Cooperman is deemed to control said entity. Advisors serves as the investment manager to Capital LP, Investors LP, Equity LP, Omega Overseas Partners, Ltd. (“Overseas”). Advisors also serves as a discretionary investment advisor to a limited number of institutional clients (the “Managed Accounts”). As to the shares of Common Stock owned by the Managed Accounts, there would be shared power to dispose or to direct the disposition of such shares because the owners of the Managed Accounts may be deemed beneficial owners of such shares as a result of their right to terminate the discretionary account within a period of 60 days. Mr. Cooperman is the ultimate controlling person of Associates, Capital LP, Investors LP, Equity LP, Overseas, and Advisors. Mr. Cooperman may be deemed the beneficial owner of 10,388,646 shares of Common Stock. Except as otherwise indicated, the principal business address of Mr. Cooperman and his affiliated entities and Managed Accounts is 810 Seventh Avenue, 33rd Floor, New York, NY 10019. The registered address of Overseas is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, British West Indies.

(4)
Includes 1,902,032 shares of Common Stock and 1,891,452 shares of Common Stock underlying options that have vested or will vest within 60 days of July 18, 2016. Such amounts do not include: (i) 411,934 shares subject to unvested options that do not vest within 60 days of July 18, 2016; and (ii) 106,553 shares of Common Stock held by a charitable foundation of which Mr. Asali and his spouse are trustees.

(5)
Based solely on a Schedule 13D, Amendment No. 35, filed with the SEC on May 24, 2016, Mr. Falcone, the managing member of Harbinger Holdings, LLC and portfolio manager of Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”), may be deemed to indirectly beneficially own 6,709,677 shares of our Common Stock. Mr. Falcone has shared voting and dispositive power over all such shares. Mr. Falcone has reported in his Schedule 13D, as amended, that a portion of the shares of our Common Stock held by the Master Fund are pledged, together with securities of other issuers, to secure certain portfolio financing for the Master Fund. The amount of shares of Common Stock beneficially owned by Mr. Falcone does not include 1,200,000 shares underlying unvested warrants that do not vest within 60 days of July 18, 2016. Mr. Falcone’s address is c/o Harbinger Holdings, LLC, 450 Park Avenue, 30th floor, New York, New York, 10022.

(6)
Includes 1,287,689 shares of Common Stock and 748,358 shares of Common Stock underlying options that have vested or will vest within 60 days of July 18, 2016. Such amounts do not include: (i) 258,405 shares underlying unvested options that do not vest within 60 days of July 18, 2016; and (ii) 30,075 shares of Common Stock contributed by Mr. Maura to a charitable foundation that may be deemed to be beneficially owned by Mr. Maura.

(7)
Includes 383,184 shares of Common Stock and 301,985 shares of Common Stock underlying options that have vested or will vest within 60 days of July 18, 2016. Does not include 143,566 shares underlying unvested options that do not vest within 60 days of July 18, 2016.

(8)
Includes 3,287,390 shares of Common Stock and 2,639,810 shares of Common Stock underlying options, warrants or restricted stock units that are currently exercisable or become exercisable, or vest, as applicable, within 60 days of July 18, 2016. Such amounts do not include: (i) 670,339 shares of Common Stock underlying unvested options and warrants that do not vest within 60 days of July 18, 2016; (ii) 30,075 shares of Common Stock contributed by Mr. Maura to a charitable foundation that may be deemed to be beneficially owned by Mr. Maura; and (iii) 106,553 shares of Common Stock held by a charitable foundation of which Mr. Asali and his spouse are trustees.

Changes in Control
To the knowledge of the Company, there are no arrangements, including any pledge by any person of securities of the Company or any of its parents, the operation of which may, at a subsequent date, result in a change in control of the Company, other than ordinary default provisions that may be contained in our Charter or Bylaws, or trust indentures, or other governing instruments relating to the securities of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Board has adopted a Statement of Policy with Respect to Related Party Transactions (the “Related Party Transactions Policy”). A “Related Party Transaction” is defined in the Related Party Transactions Policy as any financial transaction or any series of similar transactions in which we are a participant and in which a related person (i.e., a director, officer, beneficial owner of more than 5% of any class of our capital stock or a family member or controlling or controlled entity of the foregoing persons) has a direct or indirect interest, other than: (i) our payment of compensation to a related person for the related person’s service in the capacity that give rise to the person’s status as a “related person”; (ii) transactions available to all of our employees or all of our stockholders on the same terms; and (iii) transactions which, when aggregated with the amount of all other transactions between us and the related person, involve in a fiscal year the lesser of (a) $100,000 or (b) 1% of the average of our total assets at year-end for the last two completed fiscal years. Pursuant to the Related Party Transaction Policy, the Related Party Transaction proposed to be entered into must be reported to our Board for review. In reviewing and determining whether to approve a proposed Related Party Transaction presented to our Board, the disinterested members of our Board will analyze such factors as they deem appropriate. We may only enter into a Related Party Transaction upon approval by our Board. Our Board may delegate its authority to review and approve Related Party Transactions to the Audit Committee, a special committee or other committee of our Board.
On November 14, 2012, HRG had entered a reciprocal services agreement (the “Services Agreement”) with Harbinger Capital, which was at that time the beneficial owner of more than 10% of the outstanding shares of common stock of HRG, with respect to the provision of services that may include providing office space and operational support and each party making available their respective employees to provide services as reasonably requested by the other party, subject to any limitations contained in applicable employment agreements and the terms of the Services Agreement. On December 1, 2014, in accordance with the terms of the Services Agreement, HRG gave Harbinger Capital ninety days advance written notice of the termination of the Services Agreement effective as of March 1, 2015. HRG recognized $3.3 million of expenses under these Service Agreement with respect to Fiscal 2015.
On November 25, 2014, HRG and Mr. Falcone, who was at that time, through Harbinger Capital, the beneficial owner of more than 10% of the outstanding shares of common stock of HRG, entered into a Separation and General Release Agreement (the “Separation Agreement”) pursuant to which, in connection with his resignation from HRG, Mr. Falcone was paid $20.5 million as a one-time payment, $16.5 million, which constituted the unpaid portion of Mr. Falcone’s Fiscal 2014 annual bonus (in cash, rather than a combination of cash and equity) and $3.3 million which constituted a pro-rata bonus for fiscal year 2015 (in cash, rather than a combination of cash and equity) for service through December 1, 2014 based on anticipated results. Mr. Falcone’s warrant was amended to provide for their continued vesting, in accordance with their prior vesting schedule, as if Mr. Falcone remained employed with HRG through each applicable vesting date. In exchange, Mr. Falcone executed a general release of claims in favor of HRG and agreed to various restrictive covenants, including covenants relating to non-competition, non-solicitation, non-disparagement, confidentiality, and further cooperation. The Separation Agreement further provides, among other things, that for a period of two years from the date of Mr. Falcone’s departure, without the approval of a majority of the directors on the Board, Mr. Falcone may not, and may not cause his affiliates, to (i) enter into or seek to enter into a business combination involving HRG, (ii) seek representation or control of the Board or affairs of HRG, (iii) purchase or acquire additional securities of HRG, (iv) make certain proposals or solicit such proxies, or (v) have any discussions or enter into any arrangements with, or assist any other person in connection with any of the foregoing.
On March 18, 2014, HRG entered into the Letter Agreement with Leucadia (the “Letter Agreement”). The Letter Agreement was entered into in connection with the consummation of the transactions contemplated by that certain Preferred Securities Purchase Agreement, dated March 18, 2014 (the “PSPA”), by and among the Master Fund, Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “HCP Stockholders”) and Leucadia, pursuant to which Leucadia acquired, following receipt of regulatory approval, 23 million shares of Common Stock, at a price of $11.00 per share of Common Stock, for an aggregate purchase price of $253.0 million in cash. Pursuant to the Letter Agreement, Leucadia has designated two directors to HRG’s board. The Letter Agreement further provides, among other things, that without the prior approval of a majority of the directors on HRG’s Board (other than the Leucadia designees), Leucadia and its affiliates will not acquire additional shares or voting rights of HRG that would increase Leucadia’s beneficial ownership above 27.5% of the voting power of HRG’s outstanding securities. The Letter Agreement also restricts Leucadia’s and its affiliates’ ability to make certain proposals or solicit such proxies and limits their ability to sell Leucadia’s investment in HRG to counterparties who hold, or after giving effect to a sale would hold, in excess of 4.9% of HRG’s voting stock (subject to certain exceptions). Leucadia also agreed to vote in favor of the slate of directors nominated by a majority of HRG’s board (other than the Leucadia designees). The Letter Agreement expired by its terms on March 18, 2016. In connection with the March 2014 transaction with Leucadia, under the terms of an existing registration rights agreement, the HCP Stockholders transferred a portion of their rights under the registration rights agreement with respect to the shares underlying Leucadia’s Preferred Stock and HRG entered into a Registration Rights Acknowledgment among it, the HCP Stockholders and Leucadia acknowledging such transfer.

During Fiscal 2015, HRG issued $400.0 million aggregate principal amount of senior notes. Jefferies, one of the initial purchasers, is a wholly owned subsidiary of Leucadia, which through subsidiaries beneficially owns more than 10% of HRG’s outstanding shares of Common Stock. In HRG’s offering of senior notes during Fiscal 2015, Jefferies received $1.0 million in discounts and commissions as a participating initial purchaser.
In May 2015, Spectrum Brands, made an offering of $1.0 billion of its 5.75% Notes, whereby Jefferies received aggregate discounts and commissions paid by Spectrum Brands of approximately $2.6 million as a participating initial purchaser. Jefferies also received aggregate discounts and commissions of approximately $1.5 million as a participating underwriter in Spectrum Brands’ $575.0 million offering of common stock in May 2015. In addition, Jefferies was one of the financing institutions that committed to provide “back stop” bridge facilities in an aggregate amount of $1.5 billion in connection with the financing of the acquisition of Armored AutoGroup Parent, Inc. and received aggregate fees paid by Spectrum Brands of approximately $2.1 million.
On September 25, 2015, CorAmerica Capital, LLC, assigned its interests under a certain purchase agreement regarding outlet center developments to an affiliate of funds managed by a Fortress affiliate.  As disclosed herein, Fortress affiliates have acquired interests greater than 10% ownership in the Company as of September 30, 2015. The aggregate consideration for such assignment included a $0.4 million fee.
On October 7, 2015, FGL, entered into an engagement letter with Jefferies (the “Engagement Letter”) pursuant to which Jefferies agreed (on a non-exclusive basis) to provide financial advisory services to FGL in connection with a transaction involving a merger or other similar transaction with respect to at least a majority of the capital stock of FGL. HRG was also a party to the Engagement Letter. Under the Engagement Letter, Jefferies is entitled to receive a fee which represents a percentage of the value of the transaction, plus reimbursement for all reasonable out-of-pocket expenses incurred by Jefferies in connection with their engagement. FGL has also agreed to indemnify Jefferies for certain liabilities in connection with their engagement. HRG is required to reimburse FGL for compensation paid by FGL to Jefferies under certain circumstances. Specifically, if compensation to Jefferies becomes payable in respect of a transaction that involves a disposition of shares of FGL held by HRG (and not other stockholders of FGL), HRG will reimburse FGL for the full amount of such compensation. If compensation to Jefferies becomes payable in respect of a transaction that involves a disposition of shares of FGL held by HRG and a disposition of not more than 50% of the shares of FGL held by stockholders of FGL other than HRG, HRG will reimburse FGL for its pro rata portion of such compensation (based on its relative number of shares compared to those held by stockholders of FGL other than HRG).
On October 9, 2015, HGI Funding entered into a Stock Purchase Agreement, by and among HGI Funding, HC2 Holdings, Inc. (“HC2”) and the purchasers party thereto, whereby HGI Funding sold its remaining equity interest in HC2 for an aggregate purchase price of $35.1 million. Jefferies agreed to purchase 1.2 million shares in the transaction at a purchase price of $7.50 per share. In addition, Mr. Falcone purchased through a Harbinger Capital entity 540,000 shares in the transaction at a purchase price of $7.50 per share.
On October 23, 2015, Front Street Cayman sold bonds issued by Phoenix Life Insurance Company and received approximately $14.0 million in aggregate proceeds from the sale. Jefferies acted as the principal in the transaction and received a customary fee.
FGL has invested in collateralized loan obligations (“CLOs”) issued by Fortress Credit Opportunities III CLO LP (“FCO III”) and also invested in securities issued by Fortress Credit BSL Limited (“Fortress BSL”). The collateral managers of both FCO III and Fortress BSL are affiliates of funds managed by affiliates of Fortress. The CLOs had an aggregate total carrying value of $182.6 million as of September 30, 2015.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
In accordance with Sarbanes-Oxley, the Audit Committee Charter provides that the Audit Committee of our Board has the sole authority and responsibility to pre-approve all audit services, audit-related tax services and other permitted services to be performed for the Company by our independent registered public accounting firm and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by the independent registered public accounting firm. The independent registered public accounting firm may be considered for other services not specifically approved as audit services or audit-related services and tax services, so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent registered public accounting firm. The Audit Committee has also delegated pre-approval to the Audit Committee Chairman to pre-approve audit services of up to $200,000 and certain permitted non-audit services up to $50,000 per engagement; however, any services pre-approved by the Audit Committee Chairman must be reported to the full Audit Committee at its next meeting.
The table below sets forth the professional fees we paid to our independent registered public accounting firm for professional services rendered for the Company, FS Holdco II Ltd. (excluding FGL), HGI Energy and HGI Funding. Professional fees paid for such services by our other reporting affiliates, FGL and its subsidiaries, Spectrum Brands and its subsidiaries and NZCH, are disclosed in such affiliates’ Annual Reports on Form 10-K or amendments thereto.

	For Fiscal 2015	For Fiscal 2014
Audit Fees	$2,784,100	$2,718,000
Audit-Related Fees	—	18,000
Tax Fees	—	85,000
All Other Fees	22,000	—
Total Fees	$2,806,100	$2,821,000
•Audit Fees are fees for professional services for the audit of the consolidated financial statements included in Form 10-K and the review of the consolidated financial statements included in Form 10-Qs or services that are provided in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain foreign subsidiaries.

•	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements.
•Tax Fees are fees for tax compliance, tax advice and tax planning.
•All Other Fees are fees, if any, for any services not included in the first three categories.

OTHER BUSINESS
As of the date hereof, our Board of Directors knows of no other matters to be brought before the meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

Annex A
HRG GROUP, INC.
2011 Omnibus Equity Award Plan
1.  Purpose.  The purpose of the HRG Group, Inc. 2011 Omnibus Equity Award Plan (formerly known as Harbinger Group Inc. 2011 Omnibus Equity Award Plan) is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.
2.  Definitions.  The following definitions shall be applicable throughout the Plan.
(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.
(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean
(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;
(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) - (iv) above, (i) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (ii) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.
(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(j) “Company” means HRG Group, Inc. (formerly known as Harbinger Group Inc.), a Delaware corporation, and any successor thereto.
(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(l) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., HRG Group, Inc. (formerly known as Harbinger Group Inc.), Global Opportunities Breakaway, Ltd., and their respective Affiliates and subsidiaries.
(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.
(o) “Effective Date” means August 10, 2011 provided that the Plan is approved by the shareholders at the first Annual Meeting within twelve months following such date.
(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided,however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.
(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.
(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b).
(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
(y) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.
(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.
(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(bb) “NYSE” means the New York Stock Exchange.
(cc) “Option” means an Award granted under Section 7 of the Plan.
(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.
(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.
(ff) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.
(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.
(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.
(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.
(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
(ll) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(mm) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.
(nn) “Person” has the meaning given such term in the definition of “Change in Control”.
(oo) “Plan” means this HRG Group, Inc. 2011 Omnibus Equity Award Plan (formerly known as Harbinger Group Inc. 2011 Omnibus Equity Award Plan).
(pp) “Prior Plan” shall mean, as amended from time to time, the Harbinger Group Inc. Amended and Restated 1996 Long-Term Incentive Plan.
(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(ss) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(tt) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.
(xx) “Substitute Award” has the meaning given such term in Section 5(e).
(yy) “Sub Plans” has the meaning given such term in Section 1.
3.  Effective Date; Duration.  The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.  Administration.  (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the

Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.
(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.
(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.
(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.
(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.  Grant of Awards; Shares Subject to the Plan; Limitations.  (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.
(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 24,000,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year and no more than 24,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan; (iii) subject to Section 12 of the Plan, no more than 24,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan during any single fiscal year to a Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 2,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $20,000,000.
(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.
(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan, provided that the Plan is approved by shareholders within twelve months following the Effective Date.
(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan;provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.
6.  Eligibility.  Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.  Options.  (a) Generally.  Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b) Exercise Price.  Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c) Vesting and Expiration.  Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.
(d) Method of Exercise and Form of Payment.  No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.
(e) Notification upon Disqualifying Disposition of an Incentive Stock Option.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Buyout.  The Committee may, in its sole discretion, at any time buy out for a payment in cash or the delivery of shares of Common Stock or other property (including, without limitation, another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.
(g) Compliance With Laws, etc.  Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.
8.  Stock Appreciation Rights.  (a) Generally.  Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b) Strike Price.  Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c) Vesting and Expiration.  A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the ‘‘SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.
(d) Method of Exercise.  SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
(e) Payment.  Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
(f) Substitution of SARs for Nonqualified Stock Options.  The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.
9.  Restricted Stock and Restricted Stock Units.  (a) Generally.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b) Stock Certificates; Escrow or Similar Arrangement.  Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the

Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.
(c) Vesting; Acceleration of Lapse of Restrictions.  Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.
(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.  (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.
(e) Legends on Restricted Stock.  Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:
TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HRG GROUP INC. 2011 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF          , BETWEEN HRG GROUP, INC. (FORMERLY KNOWN AS HARBINGER GROUP INC.) AND          . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HRG GROUP, INC.
10.  Other Stock Based Awards.  The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
11.  Performance Compensation Awards.  (a) Generally.  The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).
(b) Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
(c) Performance Criteria.  The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvi) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii)system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/orone or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Companyand/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(d) Modification of Performance Goal(s).  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.
(e) Payment of Performance Compensation Awards.  (i) Condition to Receipt of Payment.  Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(i) Limitation.  Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.
(ii) Certification.  Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.
(iii) Use of Negative Discretion.  In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.
(f) Timing of Award Payments.  Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).
12.  Changes in Capital Structure and Similar Events.  In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(iii) cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);
provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
13.  Effect of Change in Control.  Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Board may in its sole discretion provide that, with respect to any particular outstanding Award or Awards:
(a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100 percent of the shares subject to such Option or SAR;
(b) the Restricted Period shall expire as of immediately prior to the Change in Control with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals);
(c) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and
(d) cause Awards previously deferred to be settled in full as soon as practicable.
To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.
14.  Amendments and Termination.  (a) Amendment and Termination of the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changed in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.
(b) Amendment of Award Agreements.  The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan,

(i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.
15.  General.  (a) Award Agreements.  Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.
(b) Nontransferability.  (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.
(c) Dividends and Dividend Equivalents.  The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).
(d) Tax Withholding.  (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.
(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).
(e) No Claim to Awards; No Rights to Continued Employment; Waiver.  No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(f) International Participants.  With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(g) Designation and Change of Beneficiary.  Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
(h) Termination of Employment.  Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.
(i) No Rights as a Shareholder.  Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.
(j) Government and Other Regulations.  (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws,rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k) No Section 83(b) Elections Without Consent of Company.  No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l) Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m) Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(n) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(o) Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(q) Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(r) Severability.  If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(s) Obligations Binding on Successors.  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(t) 409A of the Code.  (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.
(u) Clawback/Forfeiture.  Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.
(v) Code Section 162(m) Re-approval.  If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.
(w) Expenses; Gender; Titles and Headings.  The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
* * *
As adopted by the Board of Directors of HRG Group, Inc. (formerly known as Harbinger Group Inc.) on August 10, 2011 and as amended on April 24, 2014

HRG GROUP, INC.
450 PARK AVE.
29TH FLOOR
NEW YORK, NY 10022

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HRG GROUP, INC.

The Board recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

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Nominees:

01) Omar M. Asali
02) Frank Ianna
03) Gerald Luterman

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V1.1

ANNUAL MEETING OF STOCKHOLDERS OF

HRG GROUP, INC.

September 7, 2016

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E12844-P82043

HRG GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS: SEPTEMBER 7, 2016

This proxy is solicited by the Board of Directors for use at the HRG Group, Inc. Annual Meeting of Stockholders on September 7, 2016 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Company's 2016 Annual Meeting of Stockholders, receipt of which is hereby acknowledged, does hereby appoint and constitute Ehsan Zargar and George C. Nicholson, each or either of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of HRG Group, Inc. (the "Company") to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP located at 1285 Avenue of the Americas, New York, New York 10019-6064, on September 7, 2016, beginning at 10:00 a.m., Eastern Time, and at any postponement or adjournment thereof, with respect to all of the shares of the Company's common stock, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all of the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed and returned in a timely manner, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)

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